                             AIR SERVICES AGREEMENT

         This Agreement, dated as of June 11, 2001, but to be effective on the SABRE Cutover Date (as defined below), is between AMERICAN AIRLINES, INC. ("AA"), a Delaware corporation having offices at 4333 Amon Carter Boulevard, Mail Drop 5494, Fort Worth, Texas, 75261, and CHAUTAUQUA AIRLINES, INC. ("CONTRACTOR"), a New York corporation having its principal place of business at Indianapolis International Airport, 2500 South High School Road, Indianapolis, IN 46241.

                                   WITNESSETH:

         WHEREAS, AA holds a certificate of public convenience and necessity issued pursuant to the federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a major air carrier providing scheduled domestic and international air transportation; and

         WHEREAS, Contractor holds a certificate of public convenience and necessity issued pursuant to the Federal Transportation Statute authorizing it to engage in air transportation of persons, property and mail, and is a regional air carrier providing scheduled domestic air transportation; and

         WHEREAS, TWA Airlines, L.L.C., an Affiliate (as defined below) of AA, and Contractor have entered into an agreement regarding the operation of Feeder Air Service (as defined herein) utilizing turbo-prop aircraft and regional jets pursuant to that certain Asset Purchase Agreement dated January 9, 2001; and

         WHEREAS, AA and Contractor desire to amend and restate said agreement, namely the Amended and Restated Trans World Express Air Service Agreement dated February 15, 2001.

         NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained and subject to securing any and all necessary corporate and Federal, State and local regulatory approvals, and where necessary, airport consents or approvals, but only to the extent such approvals and consents are required for the performance of services hereunder, the parties agree as follows:

DEFINITIONS

         1.       "AA" means American Airlines, Inc.

         2.       "AADAMS" means American Airlines Digital Asset Management
                  System.

         3.       "AA TARIFFS" has the meaning ascribed to it in Exhibit H.

         4.       "AATV" means AA Travel Vouchers.

         5.       "AA UNAUTHORIZED OBLIGATION" has the meaning ascribed to it in
                  Section 6.02(b).

         6. "ABR" means the name, as to be designated in writing by AA on or prior to July 31, 2001, pursuant to which Contractor will operate Feeder Air Service.

         7. "ABR MARKS" shall mean those trademarks, service marks, tradenames, logos, emblems, uniform designs, and distinctive exterior and interior color decor and patterns for aircraft, all as used in connection with the AA ABR brand of commuter air service and listed or described on Exhibit B-1.

         8. "ACCEPTED FREQUENT FLYER PROGRAM" means the AAdvantage Frequent Flyer Program and any other carrier's frequent flyer program designated by AA.

         9.       "ACQUIRING PARTY" has the meaning ascribed to it in Section
                  9.02(b).

         10.      "ACT" means the Securities Act of 1933, as amended.

         11. "AFFILIATE" means, with respect to a Person, any other Person controlling, controlled by, or under common control with, such Person.

         12. "AIRPORT SUPPORT SERVICES" means those Ground Handling, Passenger Handling Duties associated with providing AA's desired ground service levels in conjunction with the Feeder Air Services contemplated herein.

         13. "AMERICAN EAGLE" OR "AE" means AMR Corporation's wholly owned regional airline, American Eagle Airlines, Inc.

         14. "AMR ENTITIES" means AMR Corporation and its successors, subsidiaries, Affiliates, parent companies, general partners, limited partners, predecessors and assigns, including but not limited to TWA, AA and AE.

         15. "APPROVED AIRCRAFT" means any aircraft included in the Fleet Plan and made a part of this Agreement.

         16.      "ATAC" means AA's automated agent check out system.

         17. "ATA MANUAL" means the Air Transportation Association's Air Cargo Council Trade Practice Manual.

         18. "AUTOMATION EQUIPMENT" has the meaning ascribed to it in Exhibit L.

         19. "BAGGAGE CLAIM" means notification by a passenger that his baggage has been lost, damaged, delayed, pilfered or stolen and may originate in the form of a report prepared on behalf of the passenger by airline personnel, which may or may not entitle the passenger to receive compensation.

         20.      "BANKRUPT PARTY" has the meaning ascribed to it in Section
                  7.02(a).

         21. "BLOCK HOUR" means that time that commences when an aircraft moves under its own power for the purpose of flight and ends when the aircraft comes to rest after landing.

         22. "BMAS" or "BAGGAGE MANAGEMENT ANALYSIS SYSTEM" means an internal AA baggage tracking system.

         23.      "CALL OPTION" has the meaning ascribed to it in Section 7.03.

         24. "CAUSE" means termination of this Agreement prior to the end of the Term for any of the reasons specified in Section 7.02.

         25.      "CDO" means continual duty overnight.

         26. "CHARTER FLIGHT" means an unpublished revenue flight marketed by an AMR Entity and operated by Contractor with an Approved Aircraft.

         27.      "CLAIMS" has the meaning assigned to it in Section 6.03(b).

         28. "CLDR" means the Contractor Location Departure Ratio as defined in Exhibit E.

         29.      "COMMON STOCK" has the meaning ascribed to it in Section
                  9.03(d).

         30. "COMPLETION FACTOR" means number of Scheduled Flights operated divided by number of Scheduled Flights.

         31. "CONNECTING PASSENGERS" means passengers whose flight itinerary involves a transfer to (or from) a Contractor flight from (or to) an AA or AA Affiliate flight at the STL Hub, Focus City or other such location where Contractor has connections to multiple AA destinations.

         32. "CONSUMER ADJUSTMENTS" has the meaning ascribed to it in Exhibit F.

         33. "CONSUMER PRICE INDEX" or "CPI" means the reference index published by the Bureau of Labor Statistics Data, U.S. Department of Labor Statistics Data, U.S. Department of Labor for the Consumer Price Index - All-Urban Consumers, U.S. City average, all items (Base year [*]).

         34.      "CONTRACTOR" means Chautauqua Airlines, Inc.

         35. "CONTRACTOR CONVERSION" means the complete assumption by Contractor of ground operations at a Covered Location, which results in the Covered Location becoming a Contractor Location.

         36. "CONTRACTOR LOCATION" means any airport terminal facility where Contractor provides Feeder Air Services pursuant to this Agreement and only Contractor has employees stationed, or causes the delivery of vendor-provided services in lieu of services provided by Contractor employees (including joint locations where Contractor provides Feeder Air Services pursuant to this Agreement at a different terminal facility from which AA and/or its Affiliate operates in the same airport).

         37. "CONTRACTOR TICKETING LOCATION" has the meaning ascribed to it in Exhibit F.

         38. "CONTRACTOR UNAUTHORIZED OBLIGATION" has the meaning ascribed to it in Section 6.02(a).

         39.      "CONVERSION EXPENSES" has the meaning ascribed to it in
                  Section 7.03.

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         40. "CORPORATE COMPLAINT RATIO" means Corporate Complaints per 1,000 boarded passengers.

         41. "CORPORATE COMPLAINTS" means total number of complaints received by Contractor and AA from passengers which are attributable to Contractor's ABR service, as tracked and reported in AA's CAARE System or any successor system.

         42.      "COSTS" has the meaning ascribed to it in Exhibit E.

         43. "COVERED CONVERSION" means the complete assumption by an AMR Entity of ground operations at a Feeder Airport which results in the Feeder Airport becoming a Covered Location.

         44. "COVERED LOCATION" means any airport terminal facility where Contractor and an AMR Entity both have operations and only the AMR Entity has employees stationed in such terminal facility.

         45.      "CRS" means computerized reservation system.

         46. "CUSTOMER SERVICE POLICIES AND PROCEDURES" means the procedures prescribed in writing by AA from time to time, for various activities relating to the provision of air transportation services.

         47.      "DBC" means denied boarding compensation.

         48.      "DEFAULTING PARTY" has the meaning ascribed to it in Section
                  7.02(a).

         49.      "DESIGNATED USERS" has the meaning ascribed to it in Exhibit
                  L.

         50. "DISCREPANCY NOTICES" has the meaning ascribed to it in Exhibit F.

         51.      "DOD" means United States Department of Defense.

         52.      "DOT" means United States Department of Transportation.

         53. "ESCALATION PERCENT" and "EP" shall be defined and calculated pursuant to Schedule E-4.

         54.      "EXTRAORDINARY TRANSACTION" has the meaning ascribed to it in
                  Section 9.03(a).

         55.      "FAA" means United States Federal Aviation Administration.

         56. "FEEDER AIR SERVICE" and "FEEDER AIR SERVICE FLIGHTS" means scheduled air transportation utilizing the AA code, and operated by Contractor as ABR or comparable AA fully branded flights under a non-exclusive license to use the AA Marks in connection with such transportation.

         57. "FEEDER AIRPORT" means any airport, other than the Hub, where Contractor provides Feeder Air Service Flights at the request of AA pursuant to this Agreement.

         58. "FIRM APPROVED AIRCRAFT" has the meaning ascribed to it in Schedule C-1.

         59. "FLEET PLAN" shall mean the schedule of placing aircraft into operation for Feeder Air Service and code share flights as more fully set forth in Exhibit C.

         60. "FOCUS CITY" shall mean any airport so designated by AA other than the STL Hub where AA and/or an AA Affiliate has connections to multiple points within the AA network.

         61.      "FORCE MAJEURE" has the meaning ascribed to it in Section
                  7.03.

         62.      "FOS" means AA's Flight Operations System.

         63.      "FTP" means File Transfer Protocol.

         64. "GROUND HANDLING" and "GROUND HANDLING DUTIES" means the provision of one or more of the following: (1) handling, loading, and unloading of baggage, cargo and mail, (2) receipt and dispatch, including , towing/pushback, and observing aircraft engine start (3) baggage delivery, (4) servicing potable water (5) connection and removal of ground power unit and pre-conditioned air, (6) Light Aircraft Cleaning, and (7) any other similar duties agreed upon by the parties in writing.

         65.      "HOLDING COMPANY" has the meaning ascribed to it in Section
                  9.02.

         66. "HUB" and "STL" means Lambert - St. Louis International Airport, St. Louis, Missouri.

         67.      "INSECURE PARTY" has the meaning ascribed to it in Section
                  7.02(a).

         68.      "IPO" has the meaning ascribed to it in Section 9.03(d).

         69.      "IPO PARTICIPATION RIGHT" has the meaning ascribed to it in
                  Section 9.03(d).

         70. "IPO SHARE PRICE" has the meaning ascribed to it in Section 9.03(d)(1).

         71.      "IPO SHARES" has the meaning ascribed to it in Section
                  9.03(d).

         72. "LABOR CONTRACT RESTRICTIONS" means certain contractual limitations related to AA commuter carriers and the operation of regional jets as stated in the AA-Allied Pilots Association collective bargaining agreement dated May 5, 1997, as amended from time to time, or any successor agreement.

         73. "LEASE" means a long-term aircraft lease for Approved Aircraft that complies with the provisions hereof.

         74. "LIGHT AIRCRAFT CLEANING" means wiping interior surfaces and windows, sweeping/vacuuming, crossing seat belts, folding blankets, trash removal, clean/restock seatback pockets and overhead bins, mopping galley and lavatory, and lavatory service on an as needed basis.

         75.      "MAGSA" has the meaning ascribed to it in Exhibit E.

         76.      "MAIL" has the meaning ascribed to it in Schedule H-1.

         77. "MARKS" means any trademark, trade name, trade dress, service mark, domain name, or other indicia of ownership owned or used by the AMR Entities.

         78. "MISHANDLED BAGS" means total number of Baggage Claims received by AA from Connecting Passengers for which Contractor is at fault for lost, damaged, delayed, or pilfered baggage.

         79. "MITIGATING FACTORS" means on days where AA operations control has advised Contractor operations control that AA is "thinning" its operation, Contractor's maximum 100% completion number will be reduced by the percentage of flights cancelled by AA and those "thinned" Contractor flights will be excluded from the Completion Factor calculation.

         80. "NEW AHI CALCULATED RATE" has the meaning ascribed to it in Schedule E-3.

         81. "NEW PLI CALCULATED RATE" has the meaning ascribed to it in Schedule E-3.

         82.      "NTSB" means the National Transportation Safety Board.

         83.      "OAG" means the Official Airline Guide.

         84. "ON-TIME ARRIVAL" means a Scheduled Flight that arrives prior to 15 minutes after scheduled arrival time; cancelled and diverted flights are not considered on-time arrivals.

         85.      "ONE-TIME CALL OPTION" has the meaning ascribed to it in
                  Section 7.03(b).

         86.      "ONE-TIME PUT OPTION" has the meaning ascribed to it in
                  Section 7.03.

         87.      "OPTION AIRCRAFT" has the meaning ascribed to it in Schedule
                  C-1.

         88. "ORIGINAL APPROVED AIRCRAFT" has the meaning ascribed to it in Schedule C-1.

         89. "PASSENGER HANDLING" and "PASSENGER HANDLING DUTIES" means the provision of one or more of the following in conformance with Customer Service Policies And Procedures: (1) ticketing and check-in of passengers, including boarding pass issuance, re-accommodating and reprotecting passengers, (2) gate passenger processing, including aircraft boarding and deplaning duties via jetway or ramp level, (3) baggage service office duties, (4) passenger security screening, (5) skycap services, (6) special passenger assistance, and (7) any other duties normally agreed upon by the parties in writing.

         90. "PASS THROUGH COSTS" mean those specific costs identified in Schedule E-3.

         91.      "PAWOB" means passengers arriving without bags.

         92. "PAWOB RATIO" means Mishandled Bags divided by 50% of Connecting Passengers measured per 1,000 Connecting Passengers.

         93. "PERFORMANCE PERIOD" means a six (6) month period, from January 1 - June 30, and from July 1 - December 31.

         94. "PERSON" means a natural person, a corporation, a partnership, a limited liability company, an estate, a governmental agency or any other entity.

         95.      "PRIVATE PLACEMENT SHARES" has the meaning ascribed to it in
                  Section 9.03(d)(2).

         96. "PROPOSED AGREEMENT" has the meaning ascribed to it in Section 10.04(c).

         97. "REVENUE PASSENGER" means each passenger who holds a ticket (electronic or otherwise), flight coupon, voucher, or other form of document which is valid for travel. The term "Revenue Passenger" includes all passengers boarded on a Contractor ABR flight except AA, Contractor, and/or other airline employees, dependents and other eligible persons traveling on a space available or positive space basis in conjunction with an employee travel benefits program.

         98.      "RJ TURN FEE" has the meaning ascribed to it in Exhibit E.

         99.      "RON" means remain over night.

         100.     "RPMS" means revenue passenger miles.

         101. "SABRE CUTOVER DATE" means the date designated by AA that Contractor discontinues the use of WorldSpan technology and commences the use of Sabre Services in the performance of its duties under this Agreement.

         102. "SABRE SERVICES" means the computerized SABRE Reservations and Ticketing Service (or any similar or substitute service offered by or on behalf of AA), including associated support systems as designated by AA that performs flight, hotel, rental car and other travel related services, reservations and ticket issuance functions.

         103. "SCHEDULED FLIGHTS" means those flights published in AA's CRS as of seven (7) days prior to departure date.

         104. "SHARED CODE SHARING JET FLIGHTS" shall mean the regional jet air transportation operated by Contractor, as may be designated in writing by AA from time to time, which flights are code shared with AA and a third party air carrier.

         105.     "SHIPMENTS" has the meaning ascribed to it in Exhibit H.

         106.     "SSIM" means Standard Schedules Information Manual.

         107. "STANDARD MARKED" means Approved Aircraft painted with the "ABR" markings and distinctive colors described in Exhibit B-1 in addition to being painted with Contractor's name in such fashion as AA shall approve, such approval not to be unreasonably withheld or delayed; PROVIDED, that with respect to the Original Approved Aircraft, the term "Standard Marked" means the TransWorld Express" markings and distinctive colors described in Exhibit B-2.

         108.     "TAX" or "TAXES" has the meaning ascribed to it in Article 8.

         109.     "TERM" has the meaning ascribed to it in Section 7.01(a).

         110.     "TP TURN FEE" has the meaning ascribed to it in Exhibit E.

         111. "TWA" means TWA Airlines, LLC, a subsidiary of American Airlines, Inc.

         112. "TWA MARKS" shall mean those trademarks, service marks, tradenames, logos, emblems, uniform designs, and distinctive exterior and interior color decor and patterns for aircraft all as used in connection with the TransWorld Express brand of commuter air service and listed or described on Exhibit B-2.

         113. "UNCONTROLLABLE CANCELLATIONS" means cancellations that are not due to any failure of Contractor or its vendors or subcontractors to provide equipment, facilities, personnel, aircraft and crews necessary to operate scheduled Feeder Air Service flights and include, without limitation cancellations due to acts or omissions of AA or any other third party or cancellations due to acts of God.

         114.     "USPS" means the United States Postal Service.

         115.     "WORLDTRACER" means an external AA baggage tracking system.

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ARTICLE 1 - OPERATION OF FEEDER AIR SERVICES

1.01 - USE OF MARKS

         (a) Contractor has no right or permission to use any of the Marks without first receiving AA's express written approval to do so. Subject to the terms of this Agreement, as amended, Contractor is hereby granted the non-exclusive, non-transferable right and license to use the TWA Marks (but only to the extent affixed to the Original Approved Aircraft) and to use the ABR Marks both in connection with the operation of Contractor's Feeder Air Services. If Contractor receives written permission to reproduce any additional Marks, then Contractor will be given access to the AADAMS so that Contractor may retrieve accurate renditions of such Marks. Contractor acknowledges and agrees that it has permission to use to the extent provided herein only the TWA Marks and the ABR Marks and those Marks to which it has been granted access on AADAMS. Contractor may not use the Marks in any manner other than as contemplated by this Agreement, as amended. Contractor acknowledges that the Marks are the property of the AMR Entities, and upon termination of this Agreement, Contractor will immediately cease use of the Marks. Under no circumstances will Contractor: (1) use or display any Marks (other than the TWA Marks) that Contractor obtained from a source other than AADAMS; (2) alter the Marks in any way; or
                  (3) display the Marks without the appropriate proprietary rights notices. Contractor agrees that it shall in no way contest or deny the validity of, or the right or title of the AMR Entities in or to the Marks, and shall not encourage or assist others directly or indirectly to do so, whether during the Term of this Agreement or thereafter. Contractor will take no actions that are adverse to the AMR Entities' ownership rights in the Marks. Contractor shall not utilize the Marks in any manner that would diminish their value or harm the reputation of the AMR Entities. Contractor shall not use or register any domain name that is identical to or similar to any of the Marks without first receiving AA's prior written approval. Upon written request from AA, Contractor agrees to provide AA with reports at least every ninety days setting forth Contractor's use of the Marks. Contractor may combine these reports with any other report Contractor provides to AA under this Agreement. Contractor will not, under any circumstances, transfer, sell, or give away to a third party any products bearing the Marks that do not meet AA's quality standards.

                  Notwithstanding the above, and except as may be otherwise provided herein, Contractor shall have no right to use the TWA Marks beyond the date that 145-08 is removed from service under the phase out plan set forth in Schedule C-1.

         (b) The Feeder Air Services operated by Contractor shall be identified as follows:

                           1. The name "ABR" and/or other ABR Marks shall be
                  painted on aircraft and ground equipment used for Contractor's Feeder Air Service Flights in accordance with paint color and graphic design specifications of AA; no other identification shall appear on the aircraft and ground equipment except that Contractor's name shall appear in such fashion as AA shall approve. Use of the "ABR" painted aircraft for Charter Flight use is also permitted.

                           2. Signage at the STL Hub and at Feeder Airport
                  ticket counters and gates shall depict the name "ABR" and/or other ABR Marks in accordance with size, color and design specifications of AA. "ABR" is a Mark as defined by this Agreement and subject to the provisions relating to Marks, including but not limited to Section 1.01(a).

                           3. All Feeder Air Services shall be operated under
                  the name "ABR" or other such name, incorporating an AA Mark, as AA shall from time to time approve. All Feeder Air Service Flights shall be identified by an "AA" or "AA*" designator code, as appropriate, in the OAG; in AA, Contractor, and third party computer reservations systems, including internet reservation systems; in AA timetables; in airport flight information displays; and in passenger tickets and like media distributed to or accessed by travel agents, other airlines or the public.

                           4. Contractor personnel at Feeder Airports and Hub
                  ramp positions and gates used for "ABR" flights shall wear an AA designed "ABR" uniform, if so designated by AA.

                           5. All ground equipment used by Contractor for the
                  Feeder Air Services shall be painted in an AA's color scheme, and identified by an "ABR" marking.

                           6. All advertising and promotion of the Feeder Air
                  Services by Contractor or by AA shall use the name "ABR," and not the Contractor name, except to the extent required by law for disclosure of the operating carrier.

                           7. To the extent not already implemented, AA and
                  Contractor shall establish a Marks conversion timeline to effect the usage of the ABR Marks at locations where TWA Marks are in use.

         (c) In the event AA adopts new or different ABR Marks for which AA grants Contractor a license pursuant to subsection (a) above, AA may require Contractor to use such new or different ABR Marks in connection with Contractor's Feeder Air Services and if AA does so, Contractor's right and license to use previously licensed ABR Marks shall automatically terminate upon completion of Contractor's changeover to the new ABR Marks pursuant to Section 1.02(l). Contractor's right and license to use any and all Marks shall also automatically terminate after 10 days prior written notice and opportunity to cure in the event Contractor does anything during the Term of this Agreement to contest, infringe or abridge AA's rights in any ABR Marks or TWA Marks.

         (d) AA may from time to time change the Marks and logos used for "ABR" service. At any time during the Term of this Agreement, and in the sole discretion of AA, Contractor may be required to use such new or different Marks, external or internal color decor and patterns on its Approved Aircraft and uniform design as AA may determine and to discontinue use of certain other Marks; PROVIDED, Contractor will not be required to discontinue its use of TWA Marks on the Original Approved Aircraft. Upon written notice from AA, which will include the specifications for any such changes, Contractor will effect such changes as promptly as practicable. Contractor will pay all costs it incurs in any painting and decor modification of its aircraft as a result of a change in AA's specifications of its external and internal decor; PROVIDED such modifications occur at the end of the useful life of the existing decor. For the purposes of this subsection, the parties agree that the useful life shall be forty-eight (48) months from the date the Approved Aircraft are decorated with the ABR Marks. If AA requires a change to new or different ABR Marks on a Contractor aircraft which has been previously decorated with the ABR Marks within the last four years, the cost of such modifications will be prorated between AA and Contractor based upon forty-eight (48) month useful life commencing on the date each aircraft is decorated with the ABR Marks. For example, if

                  AA requires Contractor to repaint an Approved Aircraft at the end of the third year (36th month) of its useful life, Contractor would be responsible for 75% of the cost and AA would be responsible for the remaining 25% of the cost.

1.02 - SERVICE DESCRIPTION

         (a) Contractor will continue Feeder Air Service with Original Approved Aircraft as described in the Fleet Plan in Schedule C-1. Further, Contractor will commence Feeder Air Service with Firm Approved Aircraft (as defined in Schedule C-1) upon the Sabre Cutover Date (which shall not be prior to October 1,
                  2001), including obtaining all DOD, DOT, FAA and other regulatory approvals and will phase-in operation of all Firm Approved Aircraft in accordance with the in service dates provided in the Fleet Plan in Schedule C-1. Contractor will discontinue operation of all Original Approved Aircraft in accordance with the phase-out dates indicated in the Fleet Plan provided in Schedule C-1. Unless otherwise agreed by AA, Contractor will operate all flights under this Agreement with such aircraft type and passenger seat capacity as specified in the Fleet Plan.

                  Contractor acknowledges that in the event such Firm Approved Aircraft are not placed into service as of the date(s) indicated in the Fleet Plan, except to the extent any such delay or failure arises out of (i) an event that would give rise to a right to terminate this Agreement for Force Majeure, or (ii) a matter exempted from this Section 1.02(a) under the terms of Section 7.03(c), AA will suffer damages in connection with air transportation services AA intended to market and sell in connection with the use of such Firm Approved Aircraft. Accordingly, in such situation, [*], as liquidated damages.

         (b) Contractor agrees to operate Feeder Air Services from concourse `B' or some other space at the STL Hub as designated by AA that is adequate to perform its duties hereunder. Contractor shall not operate Approved Aircraft in revenue service at the Hub except for the Feeder Air Services (other than occasional Charter Flights).

         (c) Contractor acknowledges and agrees that participation in the ABR program obligates Contractor to offer and maintain a quality and professional level of service in terms of schedules, customer service, and the like. Accordingly, at the request of AA, the parties will: (1) meet to review and discuss the services, operations, and objectives of Contractor as an ABR carrier; and (2) jointly develop a written business plan for the operations and services of Contractor. Contractor will use its commercially reasonable best efforts to comply with said business plan and to accommodate all reasonable recommendations of AA in these respects.

         (d) It is understood and agreed that the use of regional jets in the performance of services under this Agreement is subject to Labor Contract Restrictions. Further, with respect to AA, the provision of Feeder Air Service on certain routes and with certain aircraft types is subject to certain restrictions in existing agreements with other parties. Accordingly, Contractor agrees to dedicate such aircraft type and number to accommodate such Labor Contract Restrictions. Notwithstanding the foregoing, AA represents that Contractor shall have the right to provide Contractor's Feeder Air Services with Firm Approved Aircraft.


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         (e) Contractor may operate its Feeder Air Services as an ABR carrier only as directed in writing by AA. Pursuant to the terms of this Agreement, AA hereby consents to Contractor's operation as an ABR carrier with respect to such routes and frequency of service designated by AA in writing.

                  At AA's request Contractor agrees to enter into such agreements(s) with another air carrier (holding a valid and effective Certificate of Public Convenience and Necessity or other appropriate authority) as may be necessary to implement Shared Code Sharing Jet Flights with such other carrier in connection with the Feeder Air Service Flights which are the subject of this Agreement, including, but not limited to, passenger and baggage transit procedures.

         (f) Contractor agrees to maintain the Feeder Air Service in accordance with the criteria set forth in Exhibits A and C, with respect to the aircraft types and operation of Feeder Air Service Flights. Within the operating capability of the aircraft used by Contractor, and subject to equipment availability and the other provisions of this Agreement, Contractor will comply with all requests by AA to increase, decrease, or in any other way adjust or terminate the flight frequencies or city pairs, or both, as operated and served pursuant to the provisions of Exhibit A. AA will cooperate with Contractor to optimize the use of its aircraft and crews to maintain schedule integrity and efficiency. Contractor agrees to assist AA with market planning and sales functions as requested by AA. Coinciding with each regular AA schedule change after the date hereof, Contractor shall adjust the scheduled times of operation of its Feeder Air Service Flights as directed by AA, based on a minimum connecting time of twenty five (25) minutes or such other minimum connect time as AA may from time to time publish. Additionally, the Feeder Air Service Flights shall at all times be maintained by Contractor at levels sufficient to satisfy the Scheduled Flights.

         (g) AA shall be responsible for schedule production for Contractor's Feeder Air Service Flights and input of such schedules into AA's scheduling system. However, AA may delegate certain of those functions and responsibilities to a third party or by mutual agreement with Contractor, to Contractor. Such schedule changes will be included in the information sent to the OAG.

         (h) Procedures for regular submission of schedules shall be set forth in a procedures manual which will be jointly developed by Contractor and AA scheduling departments.

         (i) All aircraft used by Contractor to provide the Feeder Air Services shall comply with the applicable portions of Parts 298 and 25 of the Economic Regulations of the DOT and Part 121 of the Federal Aviation Regulations, or their successor regulations as applicable. Further, aircraft types shall be subject to acceptance by AA in accordance with the approved Fleet Plan provided for in Exhibit C.

         (j) All aircraft used for the Feeder Air Services shall be Standard Marked. From time to time, [*] operate Approved Aircraft that are not Standard Marked (as provided in Exhibit C(1)(A)(3)) but utilize an AA flight designator. All of Contractor's airport ticket counters and gates used for Feeder Air Services shall display AA timetables (and such promotional material as is from time to time furnished by AA), and shall be identified by signage as described in Exhibit B-1. All Feeder Air Service Flights shall display on the exterior (adjacent to the


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                  boarding door) and in the interior of the aircraft, an AA approved sign or legend identifying the flight as an "ABR" flight "operated by Chautauqua Airlines, Inc." Aircraft safety briefing cards shall incorporate the ABR Marks. Contractor shall also distribute or place American Way or other magazines in the aircraft seat pockets as determined and provided by AA. No other airline magazine shall be placed in aircraft used for Feeder Air Services.

         (k) Contractor shall require all of its personnel in job classifications requiring direct public contact who provide Contractor's Feeder Air Services to wear uniforms and accessories furnished by Contractor which are of colors and styles as approved by AA from time to time. Other Contractor employees who are visible to the public and who provide Contractor's Feeder Air Services are to wear industry standard AA approved uniforms furnished by Contractor as are appropriate for the locale and environment. AA will consider modifications to such uniforms that may better represent the demands of the regional airline employee (E.G. exposure to elements and cross utilization).

1.03 - STANDARDS OF SERVICE AND PERFORMANCE

         Contractor agrees that, in providing services under this Agreement in conjunction with one or more of the AA Marks, it will maintain or exceed the Standards of Service and Performance Standards set forth in Exhibits D and J respectively. AA will have the right, from time to time, to inspect Contractor's Feeder Air Services to determine if they conform with such Standards. Failure on the part of AA to conduct such inspections will not relieve Contractor of its obligations to conform to the applicable standards. [*]

ARTICLE 2 - SUPPORT SERVICES AND FACILITIES

2.01 - GENERAL

         AA and Contractor agree that support services and facilities shall be required to provide a high quality, seamless Feeder Air Service to passengers. Facilities must, at all times, be kept clean, up-to-date, and have adequate signage and lighting. Both parties agree to adhere to the provisions described herein as the mechanism by which such support services and facilities shall be managed.

2.02 - RESERVATIONS SUPPORT SERVICES

         AA, at its sole cost, will handle reservations for all Feeder Air Service Flights in the same manner and within the same standards that AA utilizes to handle its own reservations.

2.03 - COMPUTERIZED RESERVATIONS SYSTEM AND ASSOCIATED SERVICES

         (a) AA, at its sole cost, will provide Contractor with Sabre Services, including without limitation, maintenance of the Feeder Air Service Flights seat inventory and passenger processing, and other associated support systems as directed by AA .


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         (b) Contractor will perform and maintain in effect its standard SABRE equipment and systems use agreement at all times during the Term of this Agreement. Contractor shall comply with the provisions of Exhibit L.

         (c) Unless otherwise agreed to in writing between Contractor and AA, connecting reservations to or from AA or other air carriers in an "AA*" itinerary will be made by AA and Contractor (and their respective agents) and by other airlines in accordance with AA's practices and any currently applicable industry methods and procedures. In all cases, SABRE will be used by Contractor to confirm the reservations of ABR passengers through the entire itinerary of their scheduled trips. AA will make reasonable efforts to notify passengers of any last minute changes in Contractor's Feeder Air Service schedules or operations, consistent with notification practices and policies for AA's own flights.

         (d) Contractor shall provide AA in a timely manner, and in the format required by AA, such flight movement, bulkout, sales and other information as AA reasonably requires to enable it to carry out the reservations, sales, invoicing, audit, planning, and other services to be performed by AA under this Agreement.

         (e) AA shall be responsible for the collection and remittance of all booking fees, passenger facilities charges (PFCs), transportation Taxes, and the like, applicable to Contractor's Feeder Air Services.

2.04 - OPERATIONS

         (a) Contractor will provide accurate updates of its flights' planned and actual departure and arrival times (including updates of irregularities) in SABRE as soon as the planned flight schedule is changed, or the flight departs or arrives, or suffers an irregularity. In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's Feeder Air Services Flights, and as soon as information concerning such irregularities is available, Contractor shall update AA's FOS system via SABRE to reflect such information. Further, when requested by AA, Contractor will notify the designated AA department/personnel regarding certain irregularities. For purposes of this Agreement, such scheduled and actual departure and arrival and irregularity information shall be known as "FLIFO." If Contractor becomes aware of any station(s) which have any deficiencies in reporting FLIFO as required by this Section, Contractor will promptly take corrective action to remedy such problem including, if requested by AA, the submission to AA of a corrective action plan.

         (b) Contractor will be solely responsible for, and AA will have no obligations or duties with respect to, the dispatch of Contractor's flights. For the purposes of this Section, the term "flight dispatch" will include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

         (c) Each party hereby represents, warrants and agrees that all air transportation services performed, including the maintenance of aircraft and engines, pursuant to this Agreement or otherwise shall be conducted in full compliance with all applicable statutes, orders, rules, regulations and notifications, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over its operations, including, but not limited to, the FAA, DOD, and DOT. Each party's compliance with such governmental statutes, orders, rules, regulations and notifications will be the sole and exclusive obligation of the operating carrier, and the non-operating carrier will have no obligation, responsibility, or liability, whether direct or indirect, with respect to such matters. Additionally, Contractor will comply during the Term of this Agreement with the AA/ABR Safety Standards, as described on Exhibit I.

         (d) From time to time and upon the request of Contractor or its flight crews, AA shall furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to AA, provided that in furnishing any such weather information or data to Contractor: (1) neither AA nor its employees or agents will be responsible or liable for the accuracy thereof; and (2) that any and all costs incurred by AA in connection with providing such weather information or data will be paid by Contractor.

2.05 - STATION FACILITIES, EQUIPMENT AND GROUND SUPPORT SERVICES

         (a)      Covered Locations

                  At all Covered Locations, AA, at its sole cost, shall provide Contractor with [*], with the exception of the following:

                           1.       [*]
                           2.       [*]

                           3.       [*]

                           4.       [*]

                  At Covered Locations where an AMR Entity has the capability to provide the above excluded equipment and Airport Support Services, [*]

                  In the event that AA requests that Contractor utilize third party vendors to provide Airport Support Services not excluded above, [*]. Charges associated with vendor service provided to Contractor at Covered Locations shall be handled in accordance with Exhibit E.

         (b)      Contractor Locations

                           1. At all Contractor Locations, [*], at its
                  sole cost, [*] shall be handled in accordance with Exhibit E(1)(C)(3-4).

                           2. Contractor agrees to staff Contractor Locations
                  that have three (3) or more daily round trips (weekdays) [*] where facility constraints permit. Contractor shall be given reasonable notice of schedule changes that will require it to staff under this provision.


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                           3. In the event AA and/or its Affiliate(s) operates a
                  flight to a Contractor Location and requests Contractor to handle such flight, AA agrees to pay Contractor [*].

                           However, where AA operates flight(s) to Contractor Locations that utilize a third party vendor to provide Airport Support Services, AA shall, if it desires to use such vendor, [*].

                           4. For the initial purchase of new Contractor
                  Location automation equipment, as defined in Exhibit L, Contractor and AA agree to adhere to the terms set forth in Exhibit E(3).

         (c)      The Hub

                           1. Except as provided in subsection 3 below, at the
                  Hub, [*], shall be responsible for the gate operations of its passengers and aircraft, security screening charges, purchasing its equipment and leasing its facilities, including facilities improvement surcharges. [*]

                           2. At the Hub, [*], shall be responsible for
                  providing ticket counter services, skycap services, all passenger busing resulting from AA mandated remote parking of Contractor aircraft, remote de-icing service for regional jet aircraft (when such a remote de-icing operation is in effect for AA), and de-icing fluid for on-gate de-icing. Charges associated with the de-icing fluid for on-gate de-icing shall be handled in accordance with the provisions set forth in Exhibit E(1)(C)(3-4).

                           3. At AA's sole discretion, AA, and/or its Affiliate,
                  or a third party may assume all gate and ramp handling duties at the Hub, as detailed in subsection 1 above, upon 120 days prior written notice. In such case and for this purpose only, [*].

         (d)      Contractor Conversion

                  In the event AA or an AA Affiliate no longer staffs personnel at a Covered Location, AA reserves the right to designate such former Covered Location as a Contractor Location, and Contractor will completely assume ground operations at such former Covered Location.


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         (e)      Covered Conversion

                  In the event of a Covered Conversion, AA, at its sole discretion, [*]. Furthermore, before hiring new employees in that city, provided they meet AA's eligibility requirements, AA shall allow Contractor's employees to apply for appropriate positions in that location.

2.06 - SALES; PROMOTION; PASSENGER SERVICE DOCUMENTS

         (a)      [*]

         (b)      [*]

         (c) Contractor will notify all Feeder Air Service passengers connecting to AA flights, via AA-provided ticket jackets and appropriate signage, AA's passenger liability limits (Warsaw and domestic), conditions of carriage, denied boarding compensation and like matters. Contractor also agrees to adopt and maintain AA's domestic (and if applicable, international) baggage liability rules as well as AA's PAWOB and DBC policies as are from time to time in effect. In selling air transportation of passengers, both on-line and off-line, Contractor will use AA passenger ticket stock. Contractor will report and remit to AA all ticket sales in accordance with the Accounting Procedures set forth in Exhibit F.

         (d) In the performance of its duties hereunder, Contractor will follow the Customer Service Policies and Procedures using AA passenger handling documents, including but not limited to ticket stock, travel vouchers, baggage tags, passenger refund and compensation checks, and the like. Contractor will reimburse AA for any expenses incurred as a result of Contractor's non-compliance with the Customer Service Policies and Procedures, in accordance with Exhibit F.

         (e) AA will include in its public timetables all of the Feeder Airports and the scheduled Feeder Air Services provided by Contractor pursuant to this Agreement, along with appropriate notations showing that services between the Hub and such Feeder Airports are flights operated by Contractor as an independent contractor. All such references in AA's public timetables shall also contain notations indicating that use of the name "ABR" or any Marks by Contractor is pursuant to a limited trademark license from AA.

         (f) Area phone directories (white and yellow pages) for the Feeder Airports will include, at the earliest possible time (at the expense of AA), the AA toll free reservations phone number which shall be answered by AA reservations personnel in accordance with Section 2.02, and, if desired by AA, a local phone number for the station.

         (g) Contractor is authorized to, and shall, issue AA boarding passes to those passengers checking in at the Feeder Airports who are ticketed for AA, or an AA Affiliate and ABR connections at the Hub. AA and its Affiliates, as appropriate will issue boarding passes to those passengers checking in for such Feeder Air Service Flights at all locations where AA or an AA Affiliate provides Passenger Handling Duties.


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         (h) AA shall be responsible for sales programs promoting "ABR" and the Feeder Air Services including, without limitation, Contractor participation in AA's "AAdvantage" Program. No advertisement, solicitation, document or any other material using any AA Mark will be published or otherwise promulgated without AA's prior inspection and approval. No advertising that relates in any way to AA, ABR or Contractor's Feeder Air Services will be placed by Contractor with an advertising agency unless AA has given its prior consent regarding copy, layout and the specific media plan. In addition, if AA has agreed to share the costs of any such advertising, Contractor will obtain the prior consent of AA regarding the funds to be expended for such advertising.

         (i) Contractor shall participate in the AAdvantage Frequent Flyer Program at no charge to Contractor. Feeder Air Service passengers shall be eligible to accrue and redeem mileage on such flights and on AA, and/or AA Affiliate flights consistent with AA's policies for AA. Contractor shall carry all passengers traveling pursuant to award travel from an Accepted Frequent Flyer Program at no charge to AA.

2.07 - BAGGAGE HANDLING AND SETTLEMENT

         (a) In the performance of its duties hereunder, Contractor will follow the Customer Service Policies and Procedures related to baggage handling, including procedures for delayed, pilfered, lost, and damaged baggage. Baggage Claims shall be settled in accordance with the procedures specified in Exhibit F.

         (b) The parties agree to report and search for AA (and/or AA Affiliate) and ABR lost baggage in accordance with AA's procedures using WorldTracer and/or BMAS as appropriate..

ARTICLE 3 - PASSENGER FARES

3.01 - PASSENGER FARES

         [*] under this Agreement.

3.02 - CONTRACTOR COMPENSATION

         In consideration for the Feeder Air Services provided hereunder, AA shall pay Contractor the amounts set forth [*].

3.03 - INVENTORY CONTROL

         AA shall establish and maintain all inventory and seat allocations on flights operated by Contractor pursuant to this Agreement. AA may at its discretion delegate this responsibility to a third party or to Contractor, subject to Contractor's concurrence to perform such duties for the time period requested by AA.


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ARTICLE 4 - SMALL PACKAGE, FREIGHT AND MAIL

         Terms for an ABR small package, freight and Mail service on Feeder Air Service Flights are set forth in Exhibit H. Settlement of all small package and Mail transportation transactions shall be in accordance with Exhibit F.

ARTICLE 5 - OTHER ACTIVITIES

         (a) Contractor shall not either directly or indirectly engage (or attempt to engage) on its own behalf in any revenue air transportation (other than pursuant to this Agreement) in any of the routes between the Hub and Feeder Airports.

         (b) Nothing in this Agreement shall prohibit Contractor or its Affiliates from operating such air services as they may desire, except to the extent such activities directly conflict with the express provisions of this Agreement. In this regard, both parties recognize that this Agreement would be violated if:

                           1. Contractor, or any Affiliate of Contractor,
                  entered into a cooperative marketing and service arrangement comparable to this Agreement with another air carrier providing feeder air service in connection with hub operations at MEM, BNA, MCI, or any location within fifty (50) statute miles of the STL Hub.

                           2. Contractor or any of its Affiliates operates
                  aircraft with Marks for non-Feeder Air Service (other than for Charter Flights).

                           3. Contractor, or any Affiliate of Contractor,
                  markets any flight to or from the Hub with any name other than as provided herein, including but not limited to, under Contractor's or such Affiliate's own two letter airline code.

         (c) Contractor agrees to not engage in any conflicting activity referred to in (b) above unless the AA has given its advance written consent for such activity to be undertaken, except as may otherwise be provided for herein.

         (d) Nothing in this Agreement shall prohibit any of the AMR Entities from operating such air services as they may desire. Further, nothing in this Agreement shall prohibit AA from engaging in comparable "ABR" cooperative marketing and services arrangements with other operators of aircraft.

         (e)      [*]
                  Neither Contractor nor any of its Affiliates will be permitted to operate aircraft bearing Marks in city pairs other than those specified by AA without the prior written consent of AA. Contractor will not, without AA's prior written consent, permit any third party, whether under a lease arrangement or otherwise, to operate any aircraft in revenue service bearing Marks.

         (f) AA reserves the right, at its sole discretion, to finance the Option Aircraft and become the Lessor of such aircraft to Contractor under the terms of a Lease.


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ARTICLE 6 - LIABILITY, INDEMNIFICATION AND INSURANCE

6.01 - INDEPENDENT CONTRACTORS

         (a) The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement shall be deemed to be employees, agents or independent contractors of Contractor for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of AA or any of the other AMR Entities. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent of AA or any of the other AMR Entities. Neither AA nor any of the other AMR Entities shall have supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by AA to a designated officer of Contractor. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks or financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

         (b) The employees, agents, and independent contractors of AA engaged in performing any of the services AA is to perform pursuant to this Agreement shall be deemed to be employees, agents, and independent contractors of AA for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of Contractor. In its performance under this Agreement, AA shall act, for all purposes, as an independent contractor and not as an agent of Contractor. Contractor shall have no supervisory power or control over any employees, agents or independent contractors engaged by AA in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by Contractor to a designated officer of AA. Nothing contained in this Agreement is intended to limit or condition AA's control over its operations or the conduct of its business as an air carrier.

6.02 - UNAUTHORIZED OBLIGATIONS

         (a) Nothing in this Agreement authorizes AA to make any contract, agreement, warranty, or representation on Contractor's behalf, or to incur any debt or obligation in Contractor's name ("CONTRACTOR UNAUTHORIZED OBLIGATION"); and AA hereby agrees to defend, indemnify, save, release, reimburse and hold Contractor, its officers, directors, shareholders, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such Contractor Unauthorized Obligation made by AA, its officers, directors, shareholders, employees, agents or independent contractors in the conduct of AA's operations.

         (b) Nothing in this Agreement authorizes Contractor to make any contract, agreement, warranty, or representation on AA's behalf or on behalf of any other AMR Entity, or to incur any debt or obligation in AA's name or on behalf of any other AMR Entity ("AA UNAUTHORIZED OBLIGATION"); and Contractor hereby agrees to defend, indemnify, save, release, reimburse and hold AA, the AMR Entities, and their respective officers, directors, shareholders, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such AA Unauthorized Obligation made by Contractor, its officers, directors, shareholders, employees, agents or independent contractors in the conduct of Contractor's operations.

         (c) The fact that Contractor's operations are conducted under Marks and listed under the TW designator code will not affect their status as flights operated by Contractor for purpose of this Agreement or any other agreement between the parties. Further, both parties acknowledge that the Contractor's Feeder Air Services are flights operated by Contractor and both parties agree to advise passengers and all third parties of Contractor's operation of these flights as required by applicable law, rule, or regulation.

6.03 - INDEMNIFICATION AND INSURANCE

         (a) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all Taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such Taxes, contributions or other payments.

         (b) Contractor shall indemnify, defend, hold harmless and promptly reimburse AA, the AMR Entities and their respective directors, officers, employees and agents from and against any and all claims, suits, penalties, liabilities, judgments, fines, losses and expenses of any nature or kind ("CLAIMS") arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or be occurring in connection with):

                           1. The death of or injury to persons, or delay or
                  loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by Contractor (including, for the avoidance of doubt, claims arising out of death of or injury to Feeder Air Service passengers traveling on AA tickets that implement limits or conditions of liability or jurisdictional rules with respect to passenger claims that differ from those of Contractor), except to the extent caused by the willful misconduct of AA or another AMR Entity; and

                           2. Negligent acts or omissions of Contractor that are
                  in any way related to services contemplated by this Agreement, except for Claims arising from the death of, or injury to, persons, or delay or loss of or damage to property occurring while such persons or property are in the control or custody of, or being transported by, AA of the type referred to in
                  Section 6.03(c)(1), in which case AA shall indemnify and reimburse Contractor, notwithstanding such negligent (but not willful) acts or omissions of Contractor.

         (c) AA shall indemnify, defend and hold harmless Contractor and its directors, officers, employees and agents from and against any and all Claims arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or occurring in connection with):

                           1. The death of or injury to persons, or delay or
                  loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, AA, except to the extent caused by the willful misconduct of Contractor.

                           2. Negligent acts or omissions of AA that are in any
                  way related to services contemplated by this Agreement, except for Claims arising from the death of, or injury to, persons, or delay or loss of or damage to property occurring while such persons or property are in the control or custody of, or are being transported by, Contractor of the type referred to in
                  Section 6.03(b)(1) (in which event Contractor shall indemnify and reimburse AA notwithstanding such negligent (but not willful) acts or omissions of AA); and

                           3. Passenger claims based on AA's failure to properly
                  issue and complete transportation documentation in accordance with the provisions of the standard Airlines Clearing House or IATA ticketing procedures, including the failure to put a proper notice of the limits of liability on such documentation (it being understood that in ticketing Feeder Air Service passengers, AA is entitled to apply the limits of liability provided for in its own conditions of carriage).

         (d) During the Term of the Agreement, Contractor agrees to maintain Airline Liability insurance, including comprehensive/commercial general liability, passenger (including passengers on Feeder Air Service flights, and all other revenue and non-revenue passengers), baggage, cargo, mail, and aircraft third party legal liability (all policies shall be extended to include war risks, hijacking, and allied perils), with limits of at least [*]. Such insurance policies shall be with an insurance company or companies of recognized financial responsibility, and satisfactory to AA, and which at a minimum shall:

                           1. [*]

                           2. [*]

                           3. [*]

                           4. [*] and each of the other Additional Insureds the
                  benefit of all of the provisions of the policy, except the limits of liability, in the same manner as if there were a separate policy covering each insured,

                           5. Specifically state that the [*] stated in (b)
                  above is insured as a [*],

                           6. Contain a provision requiring Contractor's
                  insurers to [*]


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                  providing that the same shall not be effective as to the benefit and interest of AA or any of the other Additional Insureds for thirty (30) days after written notice of such cancellation or adverse material change is received by Contractor and AA,

                           7. Contain a provision stating that Contractor's
                  liability policy is [*]. The notice period in respect of war and allied perils coverage shall be [*] or such lesser period as is or may be available in accordance with policy conditions, and

                           8. Contain a [*]

         (e)      [*]

         (f) Contractor agrees to furnish AA, in a timely manner, and not later than the expiration date of each respective policy, with certificates of insurance evidencing its maintaining and renewal of the insurance required under (d) above.

6.04 - ENVIRONMENTAL

         With respect to all matters which relate to or may affect the environment, each party agrees to conduct its operations (including its compliance with all federal, state and local laws and regulations relating to pollution or the environment) in a prudent manner consistent with industry policies and practices related to environmental matters, including, without limitation, taking reasonable preventive measures consistent with such policies and practices to avoid liabilities related to environmental matters.

ARTICLE 7 - EFFECTIVE DATE, TERMINATION AND CANCELLATION

7.01 - EFFECTIVE DATE AND TERM

         (a) This Agreement will become effective on the SABRE Cutover Date and will continue in effect through February 1, 2013, unless terminated or canceled at an earlier date pursuant to one or more of the provisions of this Article 7 or Exhibit J(2)(D)(the "TERM").

         (b) In the event there is any change in the statutes governing the economic regulation of air carriers, or in the applicable rules, regulations or orders of the DOT or some successor agency or department of the government having jurisdiction over air transportation which change or changes materially affect the rights and/or obligations presently in force with respect to the air transportation services of AA or Contractor, or both, or in the event for reasons wholly beyond the control of the parties, the AA designator code cannot for any reason be used as contemplated under this Agreement, then the parties will consult within [*] after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary or appropriate, or as to the terms of such changes, or whether the Agreement should be


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                  cancelled in light of the occurrences described above, then the parties shall submit the matter to a neutral third party mediator who will assist the parties in reaching a mutually agreeable settlement in accordance with the Commercial Mediation Rules of the American Arbitration Association. Each party covenants to cooperate in any such proceeding for up to thirty (30) days.

7.02 - TERMINATION

         In addition to the foregoing provisions of this Article:

         (a) If one party (the "DEFAULTING PARTY") becomes insolvent or fails to pay debts as they become due; or if the Defaulting Party takes steps leading to its cessation as a going concern; makes an assignment for the benefit of creditors or a similar disposition of the assets of the business; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the other party (the "INSECURE PARTY") may on five (5) business days prior written notice, terminate this Agreement on notice to the Defaulting Party unless the Defaulting Party, within said five (5) business days, gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit, issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement. Such letter of credit may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

                  If bankruptcy proceedings are commenced with respect to either party ("BANKRUPT PARTY") and if this Agreement has not otherwise terminated, then the non-bankrupt party may suspend all further performance of this Agreement until the Bankrupt Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Within thirty (30) days of the commencement of such bankruptcy proceeding, the Bankrupt Party agrees to move the Court in which such bankruptcy proceeding is pending to assume or reject this Agreement. Any such suspension of further performance by the non-bankrupt party pending the Bankrupt Party's assumption or rejection will not be a breach of this Agreement and will not affect the non-bankrupt party's right to pursue or enforce any of its rights under this Agreement or otherwise.

         (b) Unless provided for elsewhere in this Agreement, and except for the failure to make payments of amounts when due, if either party shall fail to perform, keep, and observe any of the material terms, covenants or conditions herein contained on the part of such party to be performed, kept or observed (other than insurance requirements or any other condition or requirement, noncompliance with which is specifically covered under another subsection of this Article 7), the other party may give notice in writing to correct the condition or cure the default and, if the condition or default continues for thirty (30) days after the receipt of notice by the defaulting party and, if within that thirty (30) day period the defaulting party has not prosecuted with due diligence and corrected or commenced efforts to correct the condition or default, the other party may then terminate this Agreement upon an additional thirty (30) days prior written notice, and this Agreement shall thereupon cease and expire at the end of such additional thirty (30) days in the same manner and with the same effect as if it were the expiration of the original term. For purposes of this Article 7.02 (b), Contractor's failure to comply with the Standards of Service as set forth in Exhibit D hereof, shall be deemed a material default.

                  If either party shall fail to make payment of amounts when due under this Agreement after receiving written notice thereof, the non-paying party shall have five (5) business days after the receipt of such written notice to cure such non-payment.

         (c) In the event Contractor fails to meet any of the milestones, as may be provided in a corrective action plan pursuant to Exhibit J(3)(D), AA may terminate this Agreement upon fifteen
                  (15) days written notice to Contractor.

         (d) If the services of the Airline Clearing House are withdrawn as to either party, or if either party suspends or is required to suspend all system operations for any safety reason, the other party may terminate this Agreement upon five (5) days prior written notice.

         (e) In the event of a material breach of any representation or warranty of Article 2.04(c), that in AA's reasonable discretion, creates a serious and imminent threat to the safe operation of Contractor's ABR Services, AA may immediately terminate this Agreement in writing.

         (f) In the event of any material failure to comply with the insurance provisions of Article 6.03, this Agreement may be immediately terminated by AA.

         (g) Early termination or cancellation of this Agreement based on one or more of the provisions of this Article 7 shall not be construed so as to relieve any party hereto of any debts or monetary obligations to any other party that shall have accrued hereunder prior to the effective date of such termination or cancellation, or any damages suffered as a result of such termination, if such termination is due to a breach of this Agreement.

         (h) In the event of the replacement of the President and Chief Executive Officer of Contractor (or any executive performing the duties of a chief executive officer however so titled) (the "CEO"). Contractor shall have the right to designate an interim CEO. At such time as Contractor identifies or selects a proposed permanent replacement CEO (or at Contractor's option, one or more candidates for the position of permanent replacement CEO) (collectively, the "Proposed CEO"), Contractor shall provide written notice to AA identifying such Proposed CEO. AA shall have the right to approve (such approval not to be unreasonably withheld) or disapprove (such disapproval not to be unreasonably provided) such Proposed CEO, and shall provide written notice to Contractor of its approval or disapproval within 10 business days following AA's receipt of notice of the Proposed CEO. In the event AA fails to provide notice of its approval or disapproval within such 10 day period, AA shall be conclusively deemed to have approved the Proposed CEO. In the event Contractor fails to identify a Proposed CEO who is approved by AA as provided herein within 180 days after the replacement of the CEO, AA may terminate this Agreement.

         (i) In the event of a termination of this Agreement prior to the end of the Term for any reason, AA agrees to reimburse Contractor for any pre-paid aircraft rents under any Lease for all Firm Approved Aircraft upon the date of such termination.

         (j) Upon termination of this Agreement for any reason, the right to use Marks granted herein will immediately revert back to AA.

         (k) AA may terminate this Agreement without Cause upon 180 days prior written notice; PROVIDED, that (1) such notice may not be given prior to September 30, 2005, (2) AA shall reimburse Contractor for the unamortized portion of training start up costs (principal only) pursuant to the 120-month amortization table attached hereto as Exhibit M corresponding to the month during which the Agreement terminates, and (3) the provisions of Section 7.03 herein will apply. As a condition to AA's conversion of the Option Aircraft to Firm Approved Aircraft, AA and Contractor will negotiate a mutually acceptable extension of the date set forth in clause (1) of this Section 7.02(k) prior to conversion of the Option Aircraft.

         (l) A material failure to represent the AA brand to the same extent as other users of the AA brand, including AE and other ABR carriers, as reasonably specified by AA in writing and uniformly applied to all users of the AA brand, including AE and other ABR carriers, will be deemed cause for termination of this Agreement as provided in Section 7.02, provided that such failure is noted in two consecutive audits.

         (m)      The provisions of Sections 6.02, 6.03, 6.04, 7.03, 11.01,
                  11.02, 11.03, 11.04, 13.02 and Article 8 shall survive the termination of this Agreement.

7.03 - RECIPROCAL OPTION FOR ASSIGNMENT OF LEASES

         (a) In the event of a termination of this Agreement for Cause by AA, Contractor grants to AA an option to be assigned any or all of the Leases for the Firm Approved Aircraft (the "CALL OPTION"), exercisable at its sole discretion, at the date notice of such termination is delivered to Contractor. AA may exercise this Call Option by written notice delivered to Contractor, within [*] following delivery of the notice of such termination, designating those Leases to be assigned to AA. Upon delivery of notice of such exercised Call Option, Contractor will be deemed to have assigned all of its rights and duties under the designated Leases to AA. Contractor shall pay within [*] for any maintenance conversion expenses required to transfer the Firm Approved Aircraft subject to such Leases from compliance with the Contractor's FAA-approved maintenance program to AA's FAA-approved maintenance program ("CONVERSION EXPENSES"). Further, any parts and components subject to "power-by-the-hour" maintenance arrangements shall be paid in full by Contractor through the date of termination of this Agreement.

         (b)      In the event of termination of this Agreement without Cause by
                  AA:

                           1. AA grants to Contractor a one-time option to
                  assign to AA any or all of the Leases for the Firm Approved Aircraft (the "ONE-TIME PUT OPTION"), exercisable, at its sole discretion, within [*] after Contractor's receipt of written notice of termination by AA. Contractor may exercise this One-Time Put Option by written notice delivered to AA within such [*] exercising the One-Time Put Option and designating those Leases to be put to AA. Upon delivery of notice of such exercise of the One-Time Put Option, AA will be deemed to assume the designated Leases on the schedule set forth in subsection (3) below.

                           2. Contractor grants to AA a one-time Call Option
                  (the "ONE-TIME CALL OPTION") to be assigned any or all of the Leases for the Firm Approved Aircraft, exercisable, at its sole discretion, at the date notice of such termination is delivered to Contractor. AA may exercise this One-Time Call Option by written notice delivered to Contractor contemporaneously with the notice of such termination. Upon delivery of notice of such exercised One-Time Call Option, Contractor will be deemed to have


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                  assigned all of its rights and duties under the designated Leases to AA on the schedule set forth in subsection (3) below.

                           3. Following notice of the One-Time Put Option or
                  One-Time Call Option under this subsection (b), the parties shall meet not later than [*] following such notice, to effect a plan of orderly transition and wind down of the Agreement. Such transition plan shall include, but not be limited to a transition phasing of the designated aircraft from Contractor to AA (beginning not later than the [*] following such notice), at a rate of two aircraft per month, on the last day of each month, for five months, based on a schedule to be determined by AA, followed by the remaining five aircraft on the last day of the sixth month. In such event, the Term of the Agreement will be deemed to continue until the last designated aircraft is phased from Contractor to AA, provided however that performance measurement pursuant to Exhibit J shall not be applicable during such a transition.

         Contractor will not be liable for Conversion Expenses under this
         Section 7.03(b), provided that Contractor continues to operate each Firm Approved Aircraft in strict accordance with its approved maintenance program following notice of termination, up to and including the date of termination of this Agreement. Further, any parts and components subject to "power-by-the-hour" arrangements must be paid in full by Contractor through the date of termination of this Agreement in the event of the exercise of either a Put Option or Call Option pursuant to this Section 7.03(b).

         AA agrees to indemnify and hold harmless Contractor from and against any Claim arising from events or circumstances occurring after the date of assignment out of any Lease that AA is deemed to assume hereunder.

         Contractor agrees to indemnify and hold harmless AA from and against any Claim arising from events or circumstances occurring on or before the date of assignment out of any Lease that AA is deemed to assume hereunder.

         (c) Contractor agrees not to enter into any lease or similar arrangement (however so titled) for Firm Approved Aircraft other than pursuant to a Lease. Contractor will not amend any Leases, or waive any material rights thereunder, without the prior written consent of AA, such consent not to be unreasonably withheld.

                  Each Lease entered into by Contractor must, at a minimum, contain terms providing for the following: (1) the Lease must be not less than 13 years in duration; (2) the Lease must be assignable to AA without the consent of the Lessor and may not contain any provisions that, upon assignment of such Lease to AA, impose a penalty or any other adverse action on AA as a result of such assignment; (3) the Lease must be assignable to AA under the exact same terms and provisions as existed in the Lease immediately prior to such assignment and such terms may not become more onerous to the Lessee over the Term of the Lease; (4) shall contain a "half-life" return condition provision; and (5) AA must have the ability to purchase the leased aircraft on commercially reasonable terms reasonably acceptable to AA.

                  AA will make its representative reasonably available for consultation and assistance in negotiating a Lease. Once terms and provisions of a Lease have been agreed upon by Contractor and the third party, Contractor shall provide a copy of such Lease to AA. AA will then have ten (10) business days to approve the Lease (such approval not to be


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                  unreasonably withheld) or to disapprove the Lease (such disapproval not to be unreasonably provided), and to provide written notice to Contractor of such approval or disapproval. If AA disapproves a Lease, it shall include in its notice of disapproval a detailed statement of the reasons for its disapproval and a detailed statement of any suggested non-economic changes, which if obtained by Contractor, would require AA to approve the Lease, as modified. In the event AA fails to provide notice of its approval or disapproval within such 10 business day period, AA shall be conclusively deemed to have accepted the Lease. Approval or disapproval of a Lease by AA shall not be considered a waiver of its rights hereunder with respect to future Leases. In the event that AA desires to change any non-economic term or provision of the Lease or add a new term or provision and such changes are reasonable taking into account the aircraft type subject to the proposed Lease and the relative bargaining power of Contractor, Contractor shall have 15 business days to seek to effect such changes. Further, during both the period in which AA reviews and comments on the Lease term (up to 10 business days) and the period in which Contractor seeks to effect such changes (up to 15 business days), Contractor shall be exempt from the [*] of delay liquidated damages provided for in Section 1.02(a). If such changes cannot be agreed upon between Contractor and the third party, then Contractor may not enter into the Lease.

                  To the extent that AA requires changes to a Lease that cause a delay in placing a Firm Approved Aircraft into service, AA will not be entitled to, and Contractor will not be liable for, the penalty of [*] delay per regional jet, as liquidated damages, provided for pursuant to Section 1.02(a).

7.04 - FORCE MAJEURE

         Except for any payments due hereunder, neither party shall be liable for delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, strike, labor disputes, work stoppage, fire, act of government, court order, or any other cause, whether similar or dissimilar, beyond the control of that party including but not limited to non-delivery or delay in delivery of aircraft to Contractor or delay in completion of required training of Contractor's employees by the aircraft manufacturer or delay in receipt of any necessary government approvals ("FORCE MAJEURE"). If any such event of Force Majeure substantially prevents one party's performance of the Agreement for a period of [*] or more, the other party may terminate this Agreement on [*] prior written notice.

ARTICLE 8 - TAXES

         Each of Contractor and AA shall be responsible for and agree to pay all Taxes, fees, levies, imposts, duties, charges and withholdings of any nature (together with any and all fines, penalties, additions to Tax or interest thereon or computed by reference thereto)(individually, a "TAX" and collectively, "TAXES") which are imposed by any government, governmental subdivision or other taxing authority of or in any jurisdiction, or by any international organization on the sale, delivery, use of materials, equipment or facilities or performance of services under this Agreement which are related to such party's respective operations or such party's performance of its respective obligations under this Agreement.

         Neither party shall be required by the foregoing Section to be responsible for any Taxes which are imposed by any government, governmental subdivision or other taxing authority of or in the United States or any foreign jurisdiction and which are based on or measured by the net income, capital, assets or net worth of the other party.


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ARTICLE 9 - ASSIGNMENT, MERGER AND EXTRAORDINARY TRANSACTION

9.01 - ASSIGNMENT

         This Agreement may be cancelled or terminated by either AA or Contractor if there is, by operation of law or otherwise, an assignment of this Agreement, or of any of the rights, duties or obligations created hereunder with respect to any party to this Agreement, without the written consent of the other party. In the event that this Agreement is assigned, whether by operation of law or otherwise, without such consent having been given in writing, the party not making the assignment shall have the right to terminate the Agreement following five (5) business days written notice to the other party and an opportunity to cure within such five (5) business days period. Notwithstanding the foregoing, (i) AA may, without consent of Contractor, assign and/or delegate any or all of its rights or obligations under this Agreement to any Affiliate or any company into which or with which AA or its successor may be merged, combined or consolidated, or which may otherwise succeed to all or any substantial portion of AA's assets; (ii) Contractor may, without consent of AA, assign or transfer this Agreement pursuant to a transaction permitted under Section 9.02(a) hereof; and (iii) either party shall have the right to assign as security all of its rights to money to be received so long as all offsets in favor of, and amounts due to, the party not assigning such rights, have been or shall be taken into account.

9.02 - MERGER

         In the event Contractor merges with or is controlled or acquired by another air carrier, or a corporation Affiliated with such an air carrier ("HOLDING COMPANY"), or a corporation owned, controlled or Affiliated with any such Holding Company and except for any such merger with or acquisition by an entity that is under common control, directly or indirectly, with Contractor, AA will have the option to terminate this Agreement without liability to Contractor except as otherwise provided in Section 9.03 (b) below.

9.03 - EXTRAORDINARY TRANSACTION

         (a) For purposes of this Section, "EXTRAORDINARY TRANSACTION" means any (1) merger of Contractor with another company not under common control, directly or indirectly with Contractor,
                  (2) sale, transfer or lease by Contractor of all or substantially all of its assets, rights or powers to an entity not under common control, directly or indirectly, with Contractor, or (3) the acquisition by another corporation or entity not under common control, directly or indirectly, with Contractor of all or a majority (at least 51%) of the outstanding voting power of Contractor.

         (b) Contractor may enter into an Extraordinary Transaction, provided that AA's consent to assignment of this Agreement is not otherwise required pursuant to Article 9.01 herein and Contractor obtains for AA an affirmation from any such third party, who succeeds to Contractor's interest in this Agreement, that guarantees the full and faithful performance of Contractor's Feeder Air Services under this Agreement. In the event Contractor is unable to obtain such affirmation, AA may, at its option, terminate this Agreement upon consummation of the Extraordinary Transaction.

         (c) Contractor agrees that (1) within thirty (30) days prior to the closing of any Extraordinary Transaction with a third party, or any initial or subsequent public offering of common stock of Contractor, or (2) within seven (7) days prior to the closing of any merger, sale, lease, or transfer of all or substantially all of its assets, or acquisition by another entity which is not an Extraordinary Transaction, Contractor will notify AA of such event.

         (d) Contractor grants to AA a right to purchase up to five percent (5%) of the common Stock of Contractor (the "COMMON STOCK") offered for sale in connection with any initial public offering of Common Stock ("IPO SHARES") by Contractor pursuant to an effective registration statement under the Act or comparable statement under any similar federal or other statute then in force that will result in the IPO Shares being listed or admitted to trading on a national securities exchange or nationally recognized automated interdealer quotation system ("IPO"). This right to purchase Common Stock of Contractor granted to AA ("IPO PARTICIPATION RIGHT") shall be subject to the following terms and conditions:

                           1. In the event that the effective date of the
                  registration statement covering the IPO Shares under the Act occurs after February 15, 2002 (the one year anniversary of the granting of the IPO Participation Right), AA may purchase up to five percent (5%) of the IPO Shares in the IPO. The purchase price of the IPO Shares subject to the IPO Participation Agreement shall equal the per share price at which the IPO Shares are offered to the public pursuant to the IPO ("IPO SHARE PRICE"). AA may purchase less than all of the IPO Shares available under the IPO Participation Right.

                           2. In the event that the effective date of the
                  registration statement covering the IPO Shares under the Act occurs prior to February 15, 2002, AA may purchase up to a number of shares of Common Stock equal to five percent (5%) of the IPO Shares in the IPO in a private placement contemporaneous with the IPO ("PRIVATE PLACEMENT SHARES"). The purchase price of the Private Placement Shares subject to the IPO Participation Right shall equal 75% of the IPO Share Price. AA may purchase less than all of the Private Placement Shares available under the IPO Participation Right.

                           3. Contractor shall give AA prompt notice of its
                  determination to conduct an IPO, but in no event later than the date of the filing of the IPO Shares registration statement under the Act. Contractor shall provide to AA a copy of the preliminary prospectus concurrent with its distribution to the public. Contractor shall provide AA no less than 72 hours notice of the commencement of public trading of the IPO. AA shall inform Contractor of the number of IPO Shares or Private Placement Shares that AA will purchase pursuant to the IPO Participation Right no later than 48 hours prior to the commencement of public trading of the IPO.

                  Further, in the event Contractor enters into an agreement with another air carrier to provide regional air service under a code share agreement and provides such other air carrier with the right to participate in an IPO on terms more favorable to such air carrier than the foregoing with respect to the type, amount or pricing of participation, Contractor agrees, subject to the provisions of this Section, to amend the type, amount and/or pricing of rights granted to AA to participate in an IPO so that they are not less favorable than the type, amount and pricing or rights granted to such other air carrier. Notwithstanding the foregoing, Contractor may provide another air carrier with the right to participate in an IPO with a type, amount or pricing of participation more favorable than that available to AA, provided that such more favorable treatment is proportionate to an increase in the number of regional jets subject to such third party code share agreement as compared to the Firm Approved Aircraft committed by AA to be placed in service under the terms of this Agreement (initially fifteen).

         (e) Sections 9.03 (b) and (c) herein above will not apply to any proposed sale or disposition by Contractor of its aircraft or assets that: (a) have become worn out or obsolete or are no longer used and useful in Contractor's day to day business; PROVIDED, however, that such sale or disposition does not impair or negatively affect Contractor's ability to complete scheduled service on a day to day basis under this Agreement; or (b) are being replaced with other assets of a similar type which are at least of equal quality and utility to Contractor in carrying on its day to day business and meeting its obligation under this Agreement.

ARTICLE 10 - COMMUNICATIONS, TRAINING AND BENEFITS

10.01 - MEDIA COMMUNICATIONS

         The corporate communications functions and personnel of Contractor and AA will operate independently but in coordination with respect to "ABR" joint marketing objectives. In the event of any Feeder Air Service accident or flight or ground incident involving the death of any person(s) or threat or injury or potential injury to persons or property, it is agreed that the provisions concerning emergency response procedures as set forth in Exhibit I shall apply and that the sole official spokespersons and liaison personnel with the media shall be those individuals designated in AA's Emergency Response Procedures Plan.

10.02 - TRAINING AND TRAINING MATERIALS

         Subject to the terms or specific training programs set forth in Exhibits D and H:

         (a)      For existing programs, [*]

         (b)      For new programs, AA will [*]

         (c) Should Contractor request AA instructors for the purpose of exclusive training for Contractor employees either for existing or new programs, and if such training is permitted by AA, [*]

10.03 - CONTRACTOR REPORTS

         (a) Upon departure of each Contractor Feeder Air Service flight from Feeder Air Service cities, flight close-out entries shall be made by Contractor in SABRE as required by AA. If Contractor becomes aware of any station(s) which have any deficiencies in making "close-out "entries as required by this Section, Contractor will promptly take corrective action to remedy such problem including the submission to AA of a corrective action plan.

         (b) Contractor will furnish to AA operating performance reports in accordance with Exhibit K.


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         (c) Contractor will furnish to AA (1) within [*] after the end of each of the three interim calendar quarters, unaudited financial statements including Contractor's then current corporate balance sheet and profit and loss statement, and (2) within [*] after the end of Contractor's fiscal year, Contractor's then current, audited financial statements including, either separately or on a consolidated basis, the balance sheet and the profit and loss statement, together with associated footnotes, and a copy of the independent auditor's report.

         (d) AA may inspect Contractor's corporate records and accounts related to Contractor's Feeder Air Services, from time to time, upon reasonable notice during the life of this Agreement.

         (e) Each business day Contractor will furnish to AA (Attention: - Director - Planning) daily operating reports for each day of the week in a format specified by AA for the preceding day(s) as per Exhibit K.

         (f) Contractor will be responsible for filing all reports and plans relating to its operations with the DOD, DOT, FAA, NTSB or any state or airport authority, and Contractor will promptly furnish AA with copies of all such reports and such other available traffic and operating reports as AA may request from time to time during the life of this Agreement as per Exhibit K.

         (g) Contractor will promptly furnish AA with a copy of every report and plan that Contractor prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any Marks, when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property.

         (h) [*] If requested by AA, Contractor shall provide copies of any written communications. Further, each party will endeavor to report to the other party any unplanned meetings (where it is anticipated that negative media coverage could result) that occur between either party and any local, state, or federal governmental officials regarding Contractor's performance as an ABR carrier.


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10.04 -  AGREEMENTS WITH OTHER CARRIERS

         (a)      [*]

         (b) Subject to Article 5 herein, in the event Contractor enters into an agreement with a third party governing pursuant to which Contractor will provide services substantially similar to those provided to AA under this Agreement employing ERJ-140 aircraft, Contractor shall: (i) [*], and (ii) [*].

         (c) Subject to Article 5 herein, in the event Contractor reaches agreement in principle on all of the material terms of a contemplated agreement with a third party pursuant to which Contractor proposes to provide services substantially similar to those provided under the terms of this Agreement employing aircraft other than ERJ-140 aircraft (a "PROPOSED AGREEMENT"), Contractor shall (i) [*]

10.05 -  WAIVERS

         No failure by either party to exercise, or delay in exercising, any right, power or remedy, and no course of dealings between the parties shall constitute a waiver of such right, power or remedy. No waiver by either party or any default, misrepresentation or breach of warranty, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach. No waiver shall be valid unless in writing.

         Notwithstanding the foregoing, neither party shall recover costs (with the exception of interline settlements made in accordance with Exhibit F) or enforce monetary penalties or incentive


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         payments to which it is entitled by the terms of this Agreement if the party seeking such recovery or enforcement either knew or, with reasonable due diligence, should have known of the facts or conditions giving rise to its claim and failed to notify the other party in writing within twelve (12) months thereafter.

ARTICLE 11 - CONFIDENTIALITY

11.01 -  NONDISCLOSURE OF AGREEMENT

         Except as required by law or in any proceeding to enforce the provisions of this Agreement, AA and Contractor hereby agree not to disclose or publicize to any third party the terms or conditions of the Agreement or any related Agreement except in the sole discretion and with the prior written consent of AA.

         Notwithstanding the foregoing, either party may disclose the terms of this Agreement on a need-to-know basis to its Affiliates, financial advisors, outside law and accounting firms, bank lenders, or to other financial entities or underwriters, provided such entities acknowledge the confidential nature of such information and agree to be bound by the non-disclosure requirements of this Article 11.

11.02 -  NONDISCLOSURE OF INFORMATION

         For purposes of this Agreement, confidential information, whether oral, written or in any other form is that information which pertains to the business, marketing, or operational plans or procedures of the disclosing party and which should reasonably be understood by the receiving party by the circumstances of disclosure or by the nature of the information itself, to be proprietary and confidential to the disclosing party. Except as required by law or in any proceeding to enforce the provision of this Agreement, AA and Contractor hereby agree to use confidential information solely for purposes related to the performance of services under this Agreement and further agree not to disclose to any third party any confidential information received from the other party without the prior written consent of the party providing such confidential information or data. The foregoing restrictions for the use and/or disclosure of confidential information shall not apply to information that:

         (a) was publicly known at the time such information was communicated by the disclosing party to the receiving party; or

         (b) becomes publicly known through no fault of the receiving party subsequent to the disclosure of such information; or

         (c) was in the receiving party's possession, free of any obligation of confidence at the time of the disclosing party's communication to the receiving party; or

         (d) is developed by the receiving party independently of and without reference to the disclosing party's confidential information or other information that the disclosing party communicated in confidence to any third party; or

         (e) is rightfully obtained by the receiving party from third parties authorized to make such disclosure without restriction; or

         (f) is identified by the disclosing party as no longer proprietary or confidential.

         (g) is disclosed to an Affiliate on a need-to-know basis and that Affiliate agrees to abide by the provisions of this Section 11.02.

11.03 -  NOTIFICATION

         If either party is served with a subpoena or other process requiring the production or disclosure of any of the Agreement or confidential information referenced in Article 11.02, then the party receiving such subpoena or other process, [*]


11.04 -  RETURN OF INFORMATION

         Upon termination of this Agreement, each party must return to the other any confidential information or data received from the other and designated as such by the party providing such confidential information which is still in the recipient's possession or control.

ARTICLE 12 - RELATED AGREEMENTS

         (a) Contemporaneously with the execution of this Agreement, AA and Contractor acknowledge that the parties have or will enter into the following additional agreements:

                           Reduced Rate Agreement for Employee Travel

                           Hub Real Estate Subleases

                           System Ground Handling Agreement

                           Warrant Agreement of even date herewith

                           Amendment No. 3 to the Amended and Restated Trans World Express Air Services Agreement, dated February 15, 2001

         (b) Upon execution of this Agreement, the parties shall promptly meet and proceed to work together in good faith to negotiate and conclude the terms and conditions of each of the Related Agreements not executed simultaneously with this Agreement.

         (c) The agreements enumerated in this Article 12 are herein referred to as the "Related Agreements." Notwithstanding anything to the contrary contained in the Related Agreements, the term of each of the Related Agreements shall be coterminous with the Term of this Agreement.

ARTICLE 13 - MISCELLANEOUS

13.01 -  ENTIRE AGREEMENT AND AMENDMENTS

         This Agreement, including any Appendices, Attachments and Exhibits attached hereto or thereto, contains the complete, final and exclusive agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter. This Agreement will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.


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13.02 -  GENERAL

         (a) Any and all notices, approvals or demands required or permitted to be given under this Agreement shall be sufficient if sent by certified or registered mail, postage prepaid, or if sent by courier or overnight delivery service, or via facsimile provided a confirming copy of such notice is sent via one of the foregoing methods,

                  if addressed to AA:                         with a copy to:
                  Director - Planning                         Corporate Secretary
                  American Airlines, Inc.                     American Airlines, Inc.
                  4333 Amon Carter Blvd.                      4333 Amon Carter Blvd.
                  MD 5494                                     Ft. Worth, TX  76155
                  Ft. Worth, TX  76155
                  Fax: (817) 967-3407                         Fax: (817) 967-4313

                  and if to Contractor, addressed to:         with a copy to:

                  President and CEO                           Wexford Capital, LLC
                  Chautauqua Airlines, Inc.                   411 West Putnam Avenue
                  Indianapolis Int'l Airport                  Greenwich, CT  06830
                  Suite #160                                  Attention: President
                  2500 South High School Road                 Attention: General Counsel
                  Indianapolis, IN 46241
                  Fax # 317-484-4547                          Fax # 203-862-7312

                  or to such other addresses as either party may hereafter specify by notice as provided herein.

         (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         (c) This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid, and enforceable.

         (e) The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and court costs, in addition to any other recoveries allowed by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed by their proper officers thereunto duly authorized as of the day and year first above written.

CHAUTAUQUA AIRLINES, INC.                   AMERICAN AIRLINES, INC.


By: /s/ Bryan Bedford                       By: /s/ T.F. Bacon
   -------------------------------             ---------------------------------

Name:  Bryan Bedford                        Name:  T.F. Bacon

Title:  President                           Title:
       ---------------------------                 -----------------------------

                           EXHIBIT A - FEEDER AIRPORTS

1.       ST. LOUIS FEEDER AIRPORTS AND SCHEDULING STANDARDS

         A. Subject to conditions specified elsewhere in the Agreement, Contractor will provide Feeder Air Service between AA designated Feeder Airports on the one hand, and the STL Hub on the other hand during and upon completion of the Fleet Plan phase-in.

         B. In scheduling Contractor operated aircraft, AA will not unduly require the use of more than one flight crew (pilots and flight attendants) per overnight ("RON"). In the event the marketing schedule does not provide the crew with "legal rest," Contractor shall either "stage" a replacement crew at the affected location or schedule the crew on a CDO. If a CDO or staged RON is required, AA shall reimburse Contractor its direct cost for such CDO or staged RON.

         C. AA shall designate which Approved Aircraft type will be operated to and from Feeder Airports and the STL Hub.

         D. AA shall schedule the Approved Aircraft to maintain average daily scheduled utilization within the minimum and maximum parameters noted on [*].

         E. AA shall schedule the Approved Aircraft in an efficient manner at the Hub and Feeder Airports.

         F. AA shall have the discretion to change the frequency and deployment of Feeder Air Service Flights between the Hub and Feeder Airports provided reasonable notice, as defined in
                  Section 2 below, is given to Contractor.

2.       ROUTE CHANGES

         AA shall have the discretion to redeploy Approved Aircraft from time to time given reasonable prior written notice is provided to the Contractor. For the purposes of this Section, reasonable notice shall mean:

         A. [*] to add or delete service to Feeder Airports that are Covered Locations or locations served by a third party ABR provider; and

         B.       [*] to add Feeder Airports that are new Contractor
                  Locations; and

         C.       [*] to delete Feeder Airports that are Contractor
                  Locations.

         In the event AA requests Contractor to operate routes other than to or from the STL Hub, Contractor and AA shall meet to determine what, if any, changes are required to the STL cost model for the operation of such non-STL Hub Feeder Air Service Flights.

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                             EXHIBIT B-1 -ABR MARKS

1.       THE ABR MARKS ARE:

         A. "ABR," "ABR," and AA's aircraft interior and exterior decor, colors, and logos. Such ABR Marks may be retrieved by Contractor when granted access to AADAMS pursuant to Section 1.01(a) on or after the execution date of this Agreement. The ABR Marks may be revised by AA from time to time.

         B. "AA" and "AA*", as appropriate as code to designate Feeder Air Service Flights in the OAG, airline and third party reservations systems, airport flight information displays, passenger tickets, and similar media.

         C. The "AAdvantage" frequent traveler program for promotion and benefits.

         D.       Any other ABRMark which AA from time to time may designate.

                                    *    *    *

                             EXHIBIT B-2 - TWA MARKS

1.       THE TWA MARKS ARE:

         A. "Trans World Express," "TWE," "TWExpress," and TWA's aircraft interior and exterior decor, colors, and logos. Such TWA Marks are depicted in the logo sheet previously furnished by TWA to Contractor, and attached hereto, which may be revised by AA from time to time.

         B. "TW" and "TW*", as appropriate as code to designate Feeder Air Service Flights in the OAG, airline and third party reservations systems, airport flight information displays, passenger tickets, and similar media.

         C. The "Aviators" frequent traveler program for promotion and benefits.

         D.       Any other TWA Mark which AA from time to time may designate.

                                    *    *    *

                   EXHIBIT C - FLEET PLAN AND OTHER CONDITIONS

1.       FEEDER AIR SERVICE APPROVED AIRCRAFT

         A.       REGIONAL JET AND TURBO PROP AIR TRANSPORTATION SERVICE

                  (1) As directed by AA and subject to certain Labor Contract Restrictions, Contractor will utilize Embraer regional jet aircraft, types 145 and 140,
                           (ERJ) configured in American Eagle specifications (including but not limited to airframe, powerplant, cabin interior, exterior trade dress, avionics, and the like) , and Saab 340 (SF3) turbo prop aircraft, configured with not less than [*]. Each aircraft shall be equipped with [*]. Unless otherwise directed by AA, all ERJ aircraft operated by Contractor will be the 140 LR version, although AA may at its discretion change from the 140 LR version to the 145 LR version. AA will give Contractor timely notice of such change. Both parties agree that the use of ERJ type 145 will require a separate schedule of Block Hour and passenger stipend charges.

                  (2) Other regional jet and turbo-prop aircraft types may be used subject to AA's prior approval and corresponding amendment to this Agreement as appropriate.

                  (3) Contractor is permitted to assign one or more Standard Marked Approved Aircraft as a spare aircraft to protect operations pursuant to this Agreement.

         B.       RIGHT OF FIRST REFUSAL

                  Should Contractor have aircraft in excess of its operational needs, Contractor will grant AA a right of first refusal to place such aircraft in service for AA. All terms and conditions contained in this Agreement shall apply to any service operated by Contractor on behalf of AA with such additional aircraft.

2.       IN-SERVICE DATES / PHASE OUT DATES

                  In-service and phase out dates shall be as indicated on Schedule C-1.

3.       AIRCRAFT INTERIOR AND EXTERIOR SPECIFICATIONS

                  AA shall direct Contractor regarding the exterior trade dress and interior fabric and color selection process of all aircraft Contractor operates under this Agreement to ensure consistency with AA's or AE's product appearance.

4.       MAINTENANCE

         A. Contractor agrees to maintain the Firm Approved Aircraft fleet to the highest service non-mandatory bulletin/modification ("SB") status maintained on the other aircraft operated by Contractor. Contractor and AA agree to cause their maintenance personnel to meet at least once each calendar quarter, or more often at the request of AA, to review the SB status of the Firm Approved Aircraft fleet. In the event that Contractor determines a particular SB is not cost beneficial, AA may cause Contractor to perform the SB on the Firm Approved Aircraft under the following circumstances:


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                  (1) If AA performs an SB on its fleet and desires such SB to be performed on Contractor's Firm Approved Aircraft fleet when such SB is not already preformed or is not intended to be performed on any of the Contractor fleet, then:

                           If AA provides a part or component to Contractor at no charge to Contractor, Contractor will provide, at no additional charge to AA, up to 100 man-hours per Firm Approved Aircraft of labor to comply with the SB. Any man-hours in excess of 100 shall be reimbursed by AA to Contractor at straight-time rates.

         B. During the Term, Contractor shall furnish to AA such information concerning the location, condition, use and operation of the Approved Aircraft as AA may reasonably request. Contractor shall permit any Person designated in writing by AA, at AA's expense, to visit and inspect (at any reasonable time, provided that such inspection shall not unreasonably interfere in any material respect with Contractor's business operations or operation or maintenance of the Approved Aircraft) the Approved Aircraft and the logs, manuals, records and other documentation maintained in connection therewith and, at AA's expense, to make copies of such records as AA may reasonably designate. AA shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection. Any such inspection of the Approved Aircraft shall be a visual, walk-around inspection which may include going on board the Approved Aircraft and shall not include opening any panels, bays, or the like; PROVIDED, that any such designee of AA shall be entitled to be present during any maintenance check of any Approved Aircraft at which any panels, bays or the like may be opened and shall have the right to inspect such items during such maintenance check. Upon written request from AA, Contractor shall provide AA with the anticipated dates of any scheduled major maintenance checks (including any "C", heavy "C" or "D" check) occurring within the six-month period following such request. Contractor shall promptly address any concerns of AA's Flight Operations, Ground Operations, Maintenance and Safety Departments.

         C. Contractor shall maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Approved Aircraft (and all parts and components thereof) in accordance with its FAA approved maintenance program, so as to keep each Approved Aircraft (and all parts and components thereof) in at least as good an operating condition as when delivered, ordinary wear and tear excepted, and within the acceptable limits of performance provided in the manufacturer's manuals.

                                    *    *    *

                 SCHEDULE C-1 - FLEET PLAN AND IN-SERVICE DATES

         At the STL Hub, Contractor has agreed to continue to operate the following in service ERJ-145 LR and Saab 340 aircraft until the phase out dates listed (the ERJ-145 units and the SAAB 340 units are collectively referred to as "ORIGINAL APPROVED AIRCRAFT"), and to place the following 15 firm ERJ-140 LR units into service according to the following schedule (the ERJ-140 LR units are collectively referred to as "FIRM APPROVED AIRCRAFT"):

   Contractor          Make/        In-Service   Total AA          Phase-out         Total AA
      Unit             Model           Date      SF3 Units           Date            RJ Units
----------------- ---------------- ------------- ---------- ------------------------ ----------
   SF 01 - 06           SF3                          6           April 1, 2002
     145-01           145 LR                                 F-08 in service date        1
     145-02           145 LR                                 F-09 in service date        2
     145-03           145 LR                                 F-10 in service date        3
     145-04           145 LR                                 F-11 in service date        4
     145-05           145 LR                                 F-12 in service date        5
     145-06           145 LR                                 F-13 in service date        6
     145-07           145 LR                                 F-14 in service date        7
     145-08           145 LR                                 F-15 in service date        8
      F-01            140 LR             [*]                                             9
      F-02            140 LR             [*]                                            10
      F-03            140 LR             [*]                                            11
      F-04            140 LR             [*]                                            12
      F-05            140 LR             [*]                                            13
      F-06            140 LR             [*]                                            14
      F-07            140 LR             [*]                                            15
      F-08            140 LR             [*]                                            15
      F-09            140 LR             [*]                                            15
      F-10            140 LR             [*]                                            15
      F-11            140 LR             [*]                                            15
      F-12            140 LR             [*]                                            15
      F-13            140 LR             [*]                                            15
      F-14            140 LR             [*]                                            15
      F-15            140 LR             [*]                                            15


Note: For the purposes of Section 1.02, specific "in-service" date shall be confirmed to AA by Contractor not less than 90 days prior to the scheduled date of delivery.

         Additional Approved Aircraft may be added to the Fleet Plan by mutual agreement between the parties and under the same terms and conditions stated herein.


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                                 OPTION AIRCRAFT

         The aircraft described in the table below are collectively known as the "OPTION AIRCRAFT."

                                                                                         Potential
   Option RJ                            Commitment         Notice to        Delivery     Total AA
     Unit           Make/ Model            Date             Convert           Date         Units
   ---------        -----------         ----------         ---------        --------     ---------
      O-01                                Jul-01             Jul-01             [*]         16
      O-02                                Jul-01             Jul-01             [*]         17
      O-03                                Jul-01             Jul-01             [*]         18
      O-04                                Jul-01             Jul-01             [*]         19
      O-05                                Jul-01             Jul-01             [*]         20
      O-06                                Jul-01             Oct-01             [*]         21
      O-07                                Jul-01             Oct-01             [*]         22
      O-08                                Aug-01             Nov-01             [*]         23
      O-09                                Aug-01             Nov-01             [*]         24
      O-10                                Sep-01             Dec-01             [*]         25
      O-11                                Sep-01             Dec-01             [*]         26
      O-12                                Oct-01             Jan-02             [*]         27
      O-13                                Oct-01             Jan-02             [*]         28
      O-14                                Nov-01             Feb-02             [*]         29
      O-15                                Nov-01             Feb-02             [*]         30
      O-16                                Dec-01             Mar-02             [*]         31
      O-17                                Dec-01             Mar-02             [*]         32
      O-18                                Jan-02             Apr-02             [*]         33
      O-19                                Jan-02             Apr-02             [*]         34
      O-20                                Feb-02             May-02             [*]         35


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                        EXHIBIT D - STANDARDS OF SERVICE

1.       CUSTOMER SERVICE

         Contractor will perform all customer-related services in a professional, businesslike, and courteous manner.

         A. In order to ensure a high level of customer satisfaction, Contractor agrees that it will train or cause to be trained to proficiency, all Contractor customer service employees associated with Contractor's ABR Services.

         B. Contractor will establish and maintain customer handling procedures and policies which conform with Customer Service Policies and Procedures or other such documentation as AA may from time to time adopt, to the extent that such procedures and policies are appropriate for an ABR operation.

                  Further, Contractor will establish, maintain, and enforce employee conduct, appearance and training standards and policies which are similar to those utilized by AA.

         C. Contractor agrees to participate in any and all special training or other programs that AA provides for its customer service employees. Contractor may elect to accomplish such training through the use of a "Train the Trainer" concept, if permitted by AA.

         D. Upon the request of either party, Contractor and AA will meet to discuss and review Contractor's customer handling procedures and policies and Contractor's employee conduct, appearance, and training standards and policies to ensure compliance with this Exhibit D.

         E. Contractor shall resolve all customer complaints in accordance with AA's Customer Service Policies and Procedures and will forward all customer complaints to AA's Customer Relations Department to ensure timely resolution of all customer concerns associated with the ABR Services provided by Contractor.

2.       IN-FLIGHT SERVICE PRODUCT AND DELIVERY

         [*] Contractor shall coordinate with AA's (or its Affiliate's) In-flight Services Department to ensure consistency and quality of Contractor's in-flight service product, including but not limited to non-safety related functions such as inflight marketing announcements, meal and beverage presentation and delivery, provisioning and usage of passenger amenity kits, and the like. Contractor shall implement suggestions made by AA's (or its Affiliate's) In-flight Services Department if such suggestions can be implemented without additional cost to Contractor. AA shall assist Contractor in obtaining commissary items (beverages and complimentary foodstuffs) at [*].

         Contractor will coordinate with AA to ensure consistency with AA's product delivery, including but not limited to AA logo napkins, stir rods, cups and the like. AA shall provide such amenities at no charge to Contractor.


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3.       REPRESENTATION AND PRESENTATION OF THE AA BRAND

         A material failure to represent the AA brand to the same extent as other users of the AA brand, including AE and other ABR carriers as reasonably specified by AA in writing and uniformly applied to all users of the AA brand, including AE and other ABR carriers, [*] of this Agreement as provided in Section 7.02, provided that such failure is [*].

                                    *    *    *


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                           EXHIBIT E - CHARGES PAYABLE

1.       CHARGES PAYABLE BY AA

         A.       BLOCK HOUR CHARGE

                  AA shall pay Contractor a fixed fee per actual Block Hour flown in revenue service. The Block Hour rate is based upon Contractor's fixed costs and will vary based upon the number of scheduled Block Hours on an average daily basis for each Approved Aircraft fleet (see Schedules E-1a and E-1b for ERJ-145 and ERJ-140 respectively, and Schedule E-2). Contractor will bear all product reliability and operating cost risk unless otherwise stated herein. The rate per Block Hour shall be adjusted only in conjunction with schedule changes that affect the scheduled Block Hour utilization subject to a minimum payment calculated on the basis of [*].

                  For the avoidance of doubt, AA will schedule the Firm Approved Aircraft for a minimum daily utilization of [*]. For example, in the event that AA schedules the Firm Approved Aircraft for an average of [*].

                  Certain components of the Block Hour cost shall be subject to periodic adjustment based upon Section C below.

         B.       [*]

                  [*]

         C.       ADJUSTMENTS TO CHARGES

                  In addition to the Block Hour charge and passenger stipend, AA agrees to pay Contractor the following items:

                  (1) [*] These Pass Through Costs and their associated rules of application are listed in Schedule E-3(1)(I).

                  (2)      AA agrees to reimburse Contractor for [*].

                  (3) AA agrees to [*] Contractor should contract such services when necessary, pay the vendor directly, and then submit charges to AA as [*].


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                  (4)      [*]

                  (5) The Block Hour charge contemplates Contractor performing Passenger Handling and Ground Handling Duties for [*]. That number will be adjusted for actual deployment by use of CLDR (or Contractor Location Departure Ratio) as defined herein. "CLDR" means the number of scheduled, weekday Feeder Air Service regional jet departures handled by Contractor, divided by the total number of scheduled weekday Feeder Air Service regional jet departures operated by Contractor. AA shall recompute the CLDR based upon the current marketing schedule then in effect. The computation of CLDR shall be made at the beginning of each calendar quarter when the total regional jet fleet count is less than 20 units and semi-annually (January 1 and July 1) when the total regional jet fleet count is 20 units or more. For purposes of Contractor cost reimbursement, the following calculations shall be performed on a monthly basis and AA agrees to reimburse Contractor the amount generated by such calculation:

                                    [*]

                                    [*]

                  (6) If, during any calendar quarter, the level of Uncontrollable Cancellations incurred by Contractor is more than [*] of scheduled Block Hours, then AA shall pay to Contractor an amount determined in accordance with the following formula:

                           [*]

                                    where

                           [*]

                                    In such a circumstance where AA is obligated to pay Contractor for Uncontrollable Cancellations, [*]


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2.       CHARGES PAYABLE BY CONTRACTOR

         A.       AA GROUND AND PASSENGER SUPPORT SERVICES TRAINING

                  [*], at no cost to AA, all necessary training to enable AA, and/or its Affiliate(s) to fulfill its obligations under any ground handling agreements.

         B.       AUTOMATION

                  1.       [*]
                           in the Feeder Cities and Hub, as appropriate.
                  2.       [*]
                           associated with the transmission and reception of ACARS data.

         C.       UNANTICIPATED COSTS

                  Any costs incurred by Contractor in conjunction with Contractor's ABR Services shall [*]

         D.       OTHER CHARGES INCURRED

                  1. [*] with regard to the ticketing and boarding of any passenger for ABR Services or any other passenger connecting to transportation services offered by AA, including but not limited to Costs arising out of Contractor's failure to verify travel documents or under collection or under remittance of fares, Taxes, PFC's, security surcharges or the like, except to the extent Contractor's non-compliance is due to the failure of AA to comply with any such applicable law, rule, regulation, or procedure.

                  2. Any services, if requested by Contractor and performed by TWA, that are not otherwise identified in this Agreement shall be at [*]

         E.       TURBO-PROP AIRPORT SUPPORT SERVICES

                  Contractor shall pay AA [*] Covered Location where AA or its Affiliate provides Airport Support Services. Contractor shall make arrangements with AA Vendors, if applicable, to pay such Vendors directly and may submit such bills back to AA for credit/reimbursement from the TP Turn Fee.

                  Contractor's payment of the TP Turn Fee may be withheld from the Contractor payment/wire transfer by AA at AA's option.

3.       SHARED COSTS

         AA and Contractor agree to [*] the following costs on [*] basis:


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         A.       Ongoing SABRE automation equipment cost
         B. Installation of initial SABRE automation equipment at Contractor locations

         AA will purchase and install equipment, then [*] of such cost. AA will retain all rights to the equipment. In the event of a Covered Conversion, AA will reimburse Contractor's expenses for the initial purchase and installation.

4.       HUB RELOCATION

         In the event AA requires Contractor to relocate to different facilities at the Hub other than Concourse B, [*]

                                    *   *   *


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      SCHEDULE E-1a


                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT



                                    *   *   *

   SCHEDULE E-1b


                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT




                                    *   *   *

   SCHEDULE E-2



                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT




                                    *   *  *

                        SCHEDULE E-3



                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                  CONTINUED



                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                        SCHEDULE E-4 - ESCALATION PERCENT

The escalation percent as computed below (the "ESCALATION PERCENT" or "EP") shall be applied to the Block Hour rates and Revenue Passenger stipend rates in Schedules E-1a, E-1b and E-2. The first escalation adjustment shall be made effective April 1, 2002, and shall be computed based upon the change (expressed as a percent) from the March 2000 CPI index of 171.2. Thereafter, the escalation adjustment shall be made effective April 1 of each subsequent year and shall be computed based upon the published report of CPI released during the immediately preceding March. The escalation adjustment shall be used to adjust the rates for the fiscal year beginning that April 1st by applying the EP to the rates in effect for the prior year. However, in no event shall any EP adjustment for any single year exceed [*]. The Escalation Percent shall be computed as follows:


                                       [*]


                                    *   *   *


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                        EXHIBIT F - ACCOUNTING PROCEDURES

The following accounting procedures reflect the understanding between AA and Contractor regarding various accounting, reporting and settlement procedures. These procedures are based on Contractor using AA stock, and each Contractor-operated AA ticketing location ("CONTRACTOR TICKETING LOCATION") operating as if it were an AA-operated AA ticketing location.

1.       SALES REPORTING AND CASH TRANSFER

         A. Each Contractor Ticketing Location will be automated with AA's ATAC, and Contractor agrees to adhere to the same ticketing procedures, ticket reporting and cash remittance timing as required of a Covered Location, including:

                  (1) Reporting of auditor coupons and other sale documents daily to AA's ticket lift processing facility in Juarez, Mexico.

                  (2) Depositing cash and check sales the next business day into the local AA depository bank. These funds will be withdrawn automatically from the local depository bank (on the second business day following the day of the sale) by AA's central depository bank through utilization of the Bank Automated Clearing House system.

         B. AA and Contractor have agreed to establish the local depository bank accounts as AA accounts managed and overseen by AA.

         C. All sales by Contractor will be subject to the same sales audits, to be conducted at such times as AA may elect, as may be performed by AA on sales reports for any AA staffed location. The audit will include establishing discrepancy notices ("DISCREPANCY NOTICES") for ticketing errors, cash under collections or shortages, and unreported sales which have been determined to be the fault of Contractor. Contractor will be charged for these errors (up to the amount of any actual expense incurred by AA) in the same manner AA charges any AA staffed location, if not corrected, except as provided in Section 4.B of this Exhibit, within 90 days after the Discrepancy Notice is established.

         D. Sales will include those made using the same credit cards accepted by AA. The sale amount will be billed directly to the credit card companies for billing to their cardholders via AA's Advance Credit Billing System programs through ATAC.

         E. Contractor will be responsible for and will indemnify, hold harmless and reimburse/pay AA the tariff value of, any transportation furnished by AA or other carriers on AA ticket stock lost, stolen or fraudulently issued after delivery of the same to Contractor, up to the date that such ticket stock is blacklisted. Blacklisted ticket stock accepted by Contractor employees for transportation shall be subject to full reimbursement by Contractor to AA.

2.       REFUNDS

         A. Contractor shall be responsible for and shall indemnify, hold harmless and reimburse/pay AA the tariff value of, any transportation refunded by AA or other carriers on AA ticket stock lost, stolen or fraudulently issued after delivery of the same to Contractor, up to the date that such ticket stock is blacklisted. Blacklisted ticket stock accepted by Contractor employees for refund shall be subject to full reimbursement by Contractor to AA, if the refund applied to AA.

         B. Refunds made by Contractor are subject to audit and a Discrepancy Notice will be established for any over refunds issued at the error of Contractor. The original Discrepancy Notice will be sent to the issuing location with a copy to Contractor central accounting within 45 days of the issued refund. If the discrepancy is not corrected, Contractor will be charged 90 days after the Discrepancy Notice is established.

         C. Contractor shall adhere to AA's procedures pertaining to the flow of refund documents (unused coupons, lost ticket applications, and the like). AA will provide such procedures to Contractor in writing.

         D. Applications for refunds of lost AA tickets will follow standard AA procedures, including but not limited to collection and payment to AA by Contractor of the applicable AA lost ticket charge.

         E. For consumer adjustments, denied boarding, Baggage Claims or involuntary refunds pertaining to Contractor flights (collectively "CONSUMER ADJUSTMENTS"), Contractor shall be authorized to issue appropriate settlement documents as AA may direct and authorize from time to time, and in accordance with AA's policies and procedures pursuant to Section 2.06(d).

3.       INTERLINE SETTLEMENTS AND WIRE TRANSFERS

         A. Except as otherwise provided for herein, AA and Contractor agree to settle all interline transactions using the rules prescribed in the ACH Manual of Procedure and any other applicable industry procedures.

         B. AA shall pay Contractor for Feeder Air Services, via wire transfer, according to the provisions set forth below:

                  (1) AA shall estimate Contractor monthly payment based upon the published flight schedule and shall pay Contractor [*] in the following installments:

                           (a)      [*], or the next
                                    business day, AA shall pay Contractor [*] of the estimated Block Hour charge for the current month;

                           (b)      [*], or the next business day,
                                    AA shall pay Contractor [*] of the estimated
                                    Block Hour charge for the current month; and

                           (c)      [*], or the next business day AA
                                    shall pay Contractor [*] of the estimated
                                    Block Hour charge for the current month, plus the reconciliation of the prior month's Block Hours charges and prior month's passenger stipend, as detailed below, plus any amounts due Contractor for Freight and Small Package shipments under Section 6 of Exhibit F below.


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                                    AA may offset amounts due AA by Contractor against the prior month's reconciled amount identified in Section 1.C above.

         C. AA shall perform all revenue accounting functions for passenger revenue to the same degree as it would for any AA station, within the limits of AA's automation systems. Contractor may audit AA's procedures at any time upon reasonable notice.

         D. Within 60 days of the conclusion of a performance period as specified in Exhibit J, AA and Contractor will settle as appropriate under Exhibit J, based upon Contractor's performance and amount of bonus or penalty incurred. AA and Contractor will be jointly responsible for determining the payment to be made or any penalty to be credited to AA.

         E. Ticket Stock, AATVs, and the like will be payable by Contractor, and Contractor shall at all times be responsible for all accountable items, including but not limited to AATVs, ticket stock, and the like. There shall be no charge for proper use of AATVs for DBC.

         F.- N.   [INTENTIONALLY OMITTED]

         O.       BAGGAGE SETTLEMENTS

                  Contractor shall handle all baggage related matters in accordance with AA's procedures, as may be amended from time to time. [*] Baggage Claims involving Connecting Passengers in which the cause or blame cannot be determined shall be [*].

4.       FURTHER DEDUCTIONS FROM INTERLINE SETTLEMENTS / WIRE TRANSFERS

         A.       [INTENTIONALLY OMITTED].

         B. AA will deduct from its payment under Section 3.B above to Contractor any Discrepancy Notices issued to Contractor Locations which have not been paid or cleared within ninety
                  (90) days from date of issuance. If Contractor, after making a good faith effort to collect, cannot do so because of the age of the item at the time the discrepancy was established, AA will consider adjusting the deduction, but is not obligated to do so.

         C. AA, in the exercise of its sole discretion, may elect to deduct from AA's payment to Contractor under Section 3.B above those charges to Contractor outlined in Exhibit E of this Agreement, or any other amounts or charges payable to AA by Contractor pursuant to this Agreement, or otherwise as may be authorized by Contractor, including Performance Penalties under Exhibit J(2)(C).

         D. In lieu of Section 4.C above, AA, may invoice Contractor through the ACH for passenger billings, non-transportation or any other charges payable to AA.

5.       CREDIT TRANSACTIONS

         A. AA authorization and form of payment procedures will be followed for acceptance of credit cards and checks.


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6.       SMALL PACKAGE, FREIGHT, AND MAIL

         A. Exhibit H sets forth the applicable procedures and revenue split for the carriage of Shipments, as that term is defined in Exhibit H. Contractor shall use only AA documents for Shipments.

                  (1) Contractor will report all Shipment transactions in accordance with AA's procedures.

                  (2) AA payments to Contractor for Shipments shall be in conjunction with AA's wire transfers under Section 3.B above on a mutually agreed schedule.

                  (3) Billing discrepancies detected at the time of an audit by AA will be handled consistent with Section 1 of this Exhibit F above.

                  (4) In consideration of the revenue split detailed in Exhibit H, AA shall provide Cargo Revenue Accounting services for Shipments and applicable required documents to Contractor at no additional charge.

         B. Schedule H-1 sets forth the applicable procedures for the carriage of Mail, as that term is define in Schedule H-1. Contractor shall carry mail at no charge to AA. All mail revenues accrue to AA.

7.       AUDIT AND SECURITY MATTERS

         A. Contractor shall permit AA to examine Contractor Ticketing Locations to the same extent any AA staffed location is audited internally.

         B. Security reviews will be conducted as required by AA's Security Department.

         C. Contractor will follow AA policy and procedures for security of ticket stock, undeposited cash, and the like, copies of which shall be furnished to Contractor upon request.

         D. Contractor will observe all sine table security and other computer security measures that AA adopts for its own airport and sales functions.

8.       AA ACCOUNTS

         A. AA shall maintain such books of accounts and records as shall be necessary to perform the foregoing accounting and settlement services, which books of accounts and records will be available at all reasonable times upon reasonable prior notice for inspection by Contractor or its designated representatives.

         B. AA will use the same degree of care and will apply the same standards and safeguards for the accounting and settlement services provided hereunder as AA uses for its own accounting services.

                                    *   *   *

                    EXHIBIT G - DIVISION OF PASSENGER REVENUE

         All passenger revenues shall accrue to the benefit of AA.

                                    *   *   *

                   EXHIBIT H - SMALL PACKAGE, FREIGHT AND MAIL

1. If requested by AA, Contractor will provide services under the terms of this Exhibit H. This Exhibit H sets forth the terms which will govern the transport of small packages ("AA TODAY DOOR TO DOOR" and "PRIORITY PARCEL SERVICE") and general air freight, but not mail (herein collectively referred to as "SHIPMENTS") carried from origin to destination in part on AA and in part on Contractor's Feeder Air Services. The attached Schedule H-1 states the terms governing the transport of Mail. Shipments shall be as defined in AA's tariffs, as published in the ATPCO Official Local Cargo Rate Tariff (the "AA TARIFFS") for Domestic shipments and the TACT for International shipments.

2. All Shipments shall be transferred between AA and Contractor at the designated transfer city as shown on the airbill of each Shipment. However, general air freight shall be originated only at AA staffed stations. Freight routed inbound to an ABR city from the Hub may be accepted for carriage. ABR shall not carry hazardous materials, as that term is defined by federal aviation regulations and/or the DOT.

3. The procedures which govern the interline transfer of Shipments between Contractor and AA, as described in this Exhibit H, shall be those set forth in the AA Tariffs and the ATA Manual, all as are in effect from time to time, except that (a) to the extent that any such procedures are inconsistent with the terms of this Agreement, this Agreement shall govern, and (b) to the extent the procedures set forth in the AA Tariffs and the ATA Manual are inconsistent, the AA Tariffs shall govern. Contractor agrees to adopt the AA Tariffs as from time to time are in effect.

4. For all Shipments flown by both AA and Contractor, Contractor shall receive [*].

5. AA and Contractor shall cooperate in the promotion of Shipment services.

6. For Shipments carried from origin to destination entirely on Contractor, [*]. Contractor may establish its own rates which AA, at Contractor's request, shall relay to ATPCO for publication. Contractor acknowledges, however, that AA shall not be responsible in any way for the content of any rates which AA relays to ATPCO for Contractor hereunder, and Contractor shall be solely responsible for assuring the accuracy of any such information published by ATPCO. When cumulative ATPCO charges for Contractor tariff revisions exceed $1,000 during any twelve (12) month period, that portion of the charges in excess of $1,000 will be billed to Contractor by AA, and Contractor will make prompt payment to AA of such charges in excess of $1,000.

7.       [INTENTIONALLY OMITTED]

8.       [INTENTIONALLY OMITTED]

9. Refunds for small package service failures will be apportioned as follows:

         A. When carriage is in part on AA and in part on Contractor, [*]

         B.       When carriage to exclusively on Contractor, [*]


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         C. In the event that AA or Contractor discover repetitive refunds or other unusual activity associated with a particular flight or shipper, AA and Contractor shall promptly meet to discuss the appropriate action to be taken.

         10. From time to time Contractor shall permit AA to inspect Contractor's cargo operations, including Contractor policies and procedures for the handling of cargo; PROVIDED however that any inspection of Contractor operations shall be conducted by AA so as to minimize any disruption to Contractor. Contractor shall promptly address all reasonable concerns of AA noted during such inspection, to AA's satisfaction.

         11. Contractor agrees to pay for, adopt and implement, in accordance with AA's policies and procedures, any automation (to the extent that the cost/benefit of such automation allows Contractor's to continue its cargo operations) required by any regulatory authority in connection with the security, tracking and accounting functions of handling and transporting small package shipments by air. Contractor shall comply with AA's reasonable request of Contractor to implement new automation/technology that is not required by regulation. For any new automation functions, AA will provide training to Contractor training instructors per Section 10.02(b).

         12. AA will make cargo training available to Contractor employees requiring such training on a space available basis at no cost to Contractor. However, Contractor will pay the cost of its employee travel and expenses while attending such training. Cargo training classes established exclusively for Contractor personnel will be conducted by AA at a cost agreed upon by Contractor and AA based on the locations and the number of Contractor personnel to be trained.

                  A. Each Contractor station manager shall receive approved AA cargo training.

                  B. Each Contractor employee who bills, handles or processes small packages shall receive approved AA cargo training.

                  C.       If, in AA's sole discretion, [*]


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                               SCHEDULE H-1 - MAIL

1. This Schedule H-1 to Exhibit H sets forth the terms which will govern the carriage of mail, when carried by Contractor at AA's request. Mail shall be defined as all items offered by the USPS for carriage on flights operated by AA, Contractor, or both ("MAIL").

2. The provisions of sections 10, 11, and 12 of Exhibit H shall equally apply to the carriage of Mail. However, Contractor bears the responsibility of obtaining any training that is provided or required by the USPS for the carriage of mail.

3.       All revenues for Mail shall accrue to AA.

4. Contractor's compliance with the terms of this Schedule H-1 shall be at no additional cost to AA.

5. Contractor shall not be responsible for service failures in the carriage of mail provided that identifiable service failure issues are promptly addressed to prevent future failures.

6. Mail shall be handled and carried by Contractor (or an AA approved subcontractor) at no additional charge to AA. Contractor will arrange all necessary staffing and ground handling to pickup Mail from the origin airport Mail facility and insure such Mail is loaded on its flights. Mail scheduled for delivery to the Mail facility at a destination of a flight operated by the Contractor shall be delivered by the Contractor or its subcontractor to the designated facility. Contractor shall also be responsible to transfer Mail arriving on one of its flights to another Contractor flight, third party ABR operator, AE, or AA, when the USPS has designated such a flight routing on the destination and routing label affixed to the Mail container(s). At the STL Hub, such transfer shall occur at a mutually agreeable Mail exchange point.

7. Contractor agrees to comply with all personnel screening requirements set forth by the USPS, and all other provisions of the USPS Air System Contract for transportation of Mail by air. The USPS Air System Contract shall be made available by AA to Contractor in the event Contractor is not already a signatory to the USPS offering. Contractor understands that any of its subcontractors who are engaged in mail handling as any part of their duties must comply with USPS personnel screening requirements in order to become and remain eligible subcontractors for mail handling services.

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                        EXHIBIT I - ABR SAFETY STANDARDS

1. Contractor shall comply with all applicable safety, operational, maintenance, and personnel standards. These shall include all applicable Federal Aviation Regulations; all DOD, DOT regulations; any appropriate directives from the NTSB and all special regulatory mandates, such as advisory circulars. Contractor shall coordinate with AA to ensure that Contractor's compliance with such initiatives is not inconsistent with AA's compliance (E.G. timing of placing defibrillators on board aircraft and associated training).

2. AA is entitled to audit all relevant aspects of Contractor's operations and facilities, including safety, flight operations, maintenance, cargo and ground operations. These audits shall be of reasonable length, and shall be in sufficient depth and detail to permit AA's auditors to properly certify Contractor's safety and compliance with all applicable regulations. AA shall notify Contractor of an intended audit with reasonable notice of the audit dates. The audit shall not unreasonably disrupt Contractor's operations.

3. AA and Contractor agree to fully comply with all provisions of the Family Assistance Act of 1996 and any amendments thereto. AA and Contractor shall maintain and file with the NTSB and DOT required plans which are fully compliant with the provisions of the Act. Copies of these plans shall be exchanged for effective planning purposes.

4. Within a reasonable time following the execution of this Agreement, AA and Contractor shall meet to set forth, at AA's direction, each party's role, responsibilities, and obligations in the event of an aviation disaster and the activation of each carrier's family assistance plan. Both parties shall accomplish all training and preparation necessary for their respective full and complete compliance with every requirement under the Family Assistance Act and for the coordinated response to a disaster involving either party, as determined by AA.

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           EXHIBIT J - PERFORMANCE STANDARDS, INCENTIVES AND PENALTIES

         Pursuant to Article 1.02 (c) of this Agreement, both parties recognize the importance of maintaining the highest level of product delivery and customer satisfaction. Accordingly, Contractor agrees to adhere to the performance standards outlined in this Exhibit J.

1.       PERFORMANCE STANDARDS

         Contractor agrees to use its best efforts to meet the target range standards of completion, on-time performance, customer service performance (complaints), and baggage delivery during each month of the Term of this Agreement, as indicated in the following table:

            SERVICE                     BONUS                   TARGET                PENALTY           DEFAULT
            CATEGORY                    LEVEL                   RANGE                  LEVEL             LEVEL
         ----------------------- -------------------- --------------------------- ----------------- -----------------
         Completion                   [*]                      [*]                     [*]               [*]
         Factor                       or greater                                       or lower          or lower

         On-Time                      [*]                      [*]                     [*]               [*]
         Arrivals                     or greater                                       or lower          or lower

         Corporate Complaint          [*]                      [*]                     [*]               [*]
         Ratio                        or less                                          or greater        or greater

         PAWOB                        [*]                      [*]                     [*]               [*]
         Ratio                        or less                                          or greater        or greater


         The above service categories shall be measured according to DOT definitions and rules unless otherwise agreed by AA and Contractor. Contractor shall make available to AA its statistics within 15 days of the close of each calendar month and in accordance with Exhibit K of this Agreement. AA may periodically audit Contractor statistics for accuracy and compliance to definitions.

         Contractor shall be held accountable to the PAWOB ratio performance standards to the extent Contractor performs Ground Handling Duties at the Hub.

         The parties agree to review performance status upon delivery of the 15th regional jet aircraft (as delineated in Exhibit C) to Contractor. Contractor agrees to negotiate in good faith other performance criteria that AA may request.

2.       INCENTIVES/PENALTIES

         A.       BONUS LEVEL

                  In the event that Contractor meets the bonus level for any performance category on average for a Performance Period, [*]


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         B.       TARGET RANGE

                  Should Contractor fall within the target range levels for any performance category on average for a Performance Period, there shall be no payment due to/from Contractor for the performance category measured.

         C.       PENALTY LEVEL

                  In the event that Contractor falls within or below the penalty level for any performance category for a Performance Period, [*]

         D.       DEFAULT LEVEL

                  In the event that Contractor fails to achieve a level of performance above the lesser of (i) the default level, or (ii) [*]. In the event that Contractor fails to meet the milestones of such approved plan, then AA may terminate this Agreement pursuant to Section 7.02(c).

                  For each Performance Period in which Contractor's performance falls within the Default Level provided in the chart above in any category, [*]

         E.       MEASUREMENT AND PAYMENT PARAMETERS

                  (1) Measurement of the service categories shall be made on a semi-annual basis, from January 1 - June 30, and from July 1 - December 31.

                  (2) The first Performance Period measured shall be January - July 2002, and thereafter all Performance Periods shall follow regularly.

                  (3) AA and Contractor shall measure Contractor's monthly and semi-annual performance based upon the most recent information pursuant to the provision of reports in Exhibit K of this Agreement. Contractor and AA shall jointly share responsibility for performance measurement and calculation of incentive or penalty. Verification of performance shall be accomplished within 25 days following the end of every month and semi-annual Performance Period as appropriate, unless otherwise agreed to by the parties.

                  (4) Contractor shall be eligible to receive the bonus payment from AA, or required to make its penalty payment to AA, within 60 days of the conclusion of the end of each Performance Period. All payments will be made by wire transfer between the parties.

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                               EXHIBIT K - REPORTS

1. BOARDING INFORMATION. Information reports containing data covering boarding and other information agreed to by the parties for Contractor's operations hereunder will be produced from the close-out entries and provided by AA to Contractor, on a monthly basis as soon as available.

2. QUARTERLY COST DATA. Contractor will furnish to AA in a Microsoft Excel(R) spreadsheet format, within forty-five (45) days after the end of each quarter, the following reports: DOT Form 41 Schedule P-1.2 (Statement of Operations) and P-5.2 (Aircraft Operating Expenses by type). Contractor agrees to provide this information to AA regardless of its obligation to report to the DOT.

3. DAILY / MONTHLY OPERATIONS. Each day Contractor will furnish to AA (Attention: Director - Planning) daily operating reports for the preceding day which will include the number of revenue passengers boarded; the number of denied boardings, in both raw numbers and percentage terms (using a base of 1,000 passenger boardings); the number of scheduled flight departures; the number and percentage (compared to schedule) of actual flight departures; the reason for each flight cancellation; number of flight departures on time within five minutes; percentage of On-Time Arrivals in accordance with a format to be provided by AA or other mutually agreed upon format. The foregoing flight departure, flight cancellation and on-time performance response shall show a break down by equipment type.

         The above report shall be furnished to AA by Contractor and will include month-to-date numbers and an attachment describing Mitigating Factors, if any.

4. PASSENGER IRREGULARITY REPORTS. Contractor shall provide a copy (Attention: AA's Managing Director - Inflight) of any irregularity report involving a passenger travelling on Contractor's Feeder Air Services that is deemed reportable to any governing authority.

5. FURTHER INFORMATION. Additional information as may be reasonably requested by AA shall be furnished by Contractor upon request.


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                       EXHIBIT L - AUTOMATION INTEGRATION

1.       COMPUTER RESERVATIONS SYSTEM USE

         A.       INSTALLATION AND TRAINING

                  Subject to the provisions of this Agreement, and notwithstanding any separate agreement between Contractor and SABRE, Contractor will maintain a minimum complement (as designated by AA, consistent with its standard automation installations) of terminals plus associated equipment for printing messages, data, air tickets, boarding passes, baggage tags, and the like ("AUTOMATION EQUIPMENT") at each of Contractor's Feeder Air Service airport locations and selected administrative locations. Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other new related technology, may be made available to Contractor by AA, in its sole discretion, under terms and conditions to be determined by AA on a case-by-case basis. AA will train Contractor employees in accordance with Section 10.02 of this Agreement, as applicable, in the proper use of SABRE and Automation Equipment. Where permitted by AA, Contractor agrees to establish a training program with internal instructors. Only qualified personnel who have satisfactorily completed an AA prescribed training program will be permitted to operate any Automation Equipment (hereinafter "DESIGNATED USERS"). AA may, at its discretion, monitor or test the proficiency level of Designated Users. If AA determines that their proficiency levels are insufficient for the proper use of the Automated Equipment or SABRE, then Contractor must arrange for its Designated Users to undertake any further training which AA determines necessary to bring such Designated Users to the desired proficiency level.

         B.       STANDARDS OF USE

                  (1) To maintain an effective interconnection between SABRE and the Automation Equipment and to prevent misuse thereof, Contractor agrees that SABRE and the Automation Equipment will be used and operated (1) in strict accordance with operating instructions provided by AA , and (2) solely for the performance of the specific business functions designated by AA. Any undesignated business use and all non-business uses are strictly prohibited. Prohibited uses include, but are not limited to, personal messages, servicing subscribers, travel agencies, or any other third party, training any other party or any other use designated as prohibited in the SABRE Manual. Contractor will maintain a list of all employees and agents who have access to SABRE and their assigned file number and passwords. AA may at any time deny access to SABRE to any employee of Contractor if such employee is found by AA to have engaged in unauthorized operation of SABRE or abused the Automation Equipment. Contractor will take all precautions necessary to prevent unauthorized operation or use of SABRE and the Automation Equipment.

                  (2) Contractor will not alter or change the SABRE Services display as provided by AA or its Affiliates without the consent of AA as reflected in an amendment to this Agreement. Contractor may not provide SABRE or its data base to any other person or entity without the consent of AA as reflected in a written amendment to this Agreement.

                  (3) Except as expressly permitted in this Agreement or other written agreement with AA, Contractor will not allow (or permit) SABRE (including, but not limited to, its software, data bases, intellectual property, and customer information) to be used (as a basis for any software development or otherwise), commercially exploited, copied, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, or otherwise altered, modified or enhanced, without the express written permission of AA.

                  (4) Contractor will not engage in any speculative booking or reservation of space for any airline, hotel, rental car company, or any other vendor's service or product available through SABRE.

2.       TECHNOLOGY INTERFACE

         AA agrees to provide the necessary support to ensure dynamic transfer of operational data directly to Contractor's System Operational Control center in Indianapolis, IN. [*]

         AA may require Contractor to install and operate certain support programs necessary for AA's internal reporting systems. In such case, AA shall bear responsibility for purchase, installation, and training of Contractor employees for use of such support programs.

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                        EXHIBIT M



                   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT